UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CADENCE BANCORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2800 Post Oak Boulevard, Suite 3800

Houston, Texas 77056

March 27, 2020

Dear Stockholder:

On behalf of the Board of Directors and management of Cadence Bancorporation, I am pleased to invite you to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at Williams Tower Conference Center, 2nd Floor, 2800 Post Oak Boulevard, Houston, Texas 77056, on Thursday, May 7, 2020 at 11:00 a.m., local time.

As described in more detail in the accompanying Notice of Annual Meeting and Proxy Statement, the formal business to be conducted at the Annual Meeting is:

1.	The election of the two directors named in this Proxy Statement as Class III directors, each to serve for a three-year term expiring at the 2023 Annual Meeting of Stockholders;

2.	The approval of an amendment to the Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors by the 2023 Annual Meeting of Stockholders;

3.

The approval of an amendment to the Second Amended and Restated Certificate of Incorporation to eliminate the requirement for a supermajority vote in order for the stockholders to amend the Company’s By-laws;

4.	The approval of an amendment to the Second Amended and Restated Certificate of Incorporation to eliminate certain obsolete provisions;

5.	An advisory vote on the compensation of our named executive officers;

6.	The ratification of the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm for fiscal year 2020; and

7.	Such other business as properly may come before the Annual Meeting or any adjournments or postponements thereof.

Certain members of our Board of Directors and senior officers, as well as representatives from our independent registered public accounting firm, will be present to respond to appropriate questions from stockholders.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided or vote electronically using the Internet voting procedures described on the proxy card at your earliest convenience.

Thank you for your continued support of Cadence Bancorporation.

Sincerely,

Paul B. Murphy, Jr. Chairman and Chief Executive Officer

CADENCE BANCORPORATION

2800 Post Oak Boulevard, Suite 3800

Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 7, 2020

NOTICE HEREBY IS GIVEN that the 2020 Annual Meeting of Stockholders of Cadence Bancorporation, will be held at Williams Tower Conference Center, 2nd Floor, 2800 Post Oak Boulevard, Houston, Texas 77056, on Thursday, May 7, 2020 at 11:00 a.m., local time, for the purpose of considering and voting upon:

1.	The election of the two directors named in this Proxy Statement as Class III directors, each to serve for a three-year term expiring at the 2023 Annual Meeting of Stockholders;

2.	An amendment to the Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors;

3.	An amendment to the Second Amended and Restated Certificate of Incorporation to eliminate a supermajority vote provision;

4.	An amendment to the Second Amended and Restated Certificate of Incorporation to eliminate obsolete provisions;

5.	An advisory vote on the compensation of our named executive officers;

6.	The ratification of the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm for fiscal year 2020; and

7.

Such other business as properly may come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

The Board of Directors has fixed the close of business on March 12, 2020, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection upon request of any stockholder at our principal executive offices at 2800 Post Oak Boulevard, Suite 3800, Houston, Texas 77056, for a purpose germane to the meeting, during the ten days prior to the meeting, during ordinary business hours, and during the meeting.

If you hold your shares of common stock through a broker or nominee and you plan to attend the 2020 Annual Meeting, you will need to bring either a copy of the voting instruction card provided by your broker or nominee or a copy of a brokerage statement showing your ownership as of March 12, 2020.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY WITH VOTING INSTRUCTIONS. YOU MAY VOTE BY INTERNET (BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD) OR BY MAIL.

By order of the Board of Directors,

Jerry W. Powell
Executive Vice President, General Counsel and Secretary

Houston, Texas

March 27, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 7, 2020:

Our Proxy Statement, 2019 Annual Review and Annual Report on Form 10-K for the year ended December 31, 2019 are available at https://www.cstproxy.com/cadencebank/2020.

CADENCE BANCORPORATION

2800 Post Oak Boulevard, Suite 3800

Houston, Texas 77056

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 7, 2020

These proxy materials are furnished in connection with the solicitation by the Board of Directors (the “Board”) of Cadence Bancorporation (“Cadence” or the “Company”), a Delaware corporation, of proxies to be voted at the 2020 Annual Meeting of Stockholders of the Company and at any adjournment of such meeting (the “Annual Meeting”).

The Company has mailed or e-mailed to its stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you are a registered stockholder and would like to change the method of delivery of your proxy materials, please contact our transfer agent, Continental Stock Transfer & Trust Company, 1 State Street 30th Floor, New York, NY 10004-1561, toll free at (888) 266-6791, or via www.cstproxyvote.com. You may do the same as a beneficial stockholder by calling the broker or nominee where your shares are held.

The Company completed the initial public offering of shares of its common stock (the “IPO”) in April 2017 and is a publicly traded financial holding company with its shares of Class A common stock, par value $0.01 per share, listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “CADE.”

When used in this Proxy Statement, the terms “Cadence,” “we,” “our,” “us” and the “Company” refer to Cadence Bancorporation, a Delaware corporation, and its consolidated subsidiaries, including Cadence Bank, National Association. All references in this Proxy Statement to “Cadence Bank” or the “Bank” refer to Cadence Bank, National Association, our wholly owned bank subsidiary, and all references to the “LLC” refer to Cadence Bancorp LLC, our former controlling stockholder. The term “fiscal year” refers to our fiscal year, which is based on a 12-month period ending December 31 of each year (e.g., fiscal year 2019 refers to the 12-month period ended December 31, 2019).

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

We are providing these proxy materials to you in connection with the solicitation, by the Board of Directors of Cadence Bancorporation, of proxies to be voted at the Company’s Annual Meeting. You are receiving this Proxy Statement because you were a Cadence Bancorporation stockholder as of the close of business on March 12, 2020, the record date for the Annual Meeting. This Proxy Statement provides notice of the Annual Meeting, describes the proposals presented for stockholder action and includes information required to be disclosed to stockholders.

When and where is the Annual Meeting?

The Annual Meeting will be held on Thursday, May 7, 2020 at 11:00 a.m., local time, at Williams Tower Conference Center, 2nd Floor, 2800 Post Oak Boulevard, Houston, Texas 77056.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters described in the Notice of Annual Meeting that accompanies this Proxy Statement, including (1) the election of William B. Harrison, Jr. and Joseph W. Evans as Class III directors, each to serve for a three-year term expiring at the 2023 Annual Meeting of Stockholders, (2) an amendment to the Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors, (3) an amendment to the Second Amended and Restated Certificate of Incorporation to eliminate a supermajority vote provision, (4) an amendment to the Second Amended and Restated Certificate of Incorporation to eliminate obsolete provisions, (5) an advisory vote on the compensation of our named executive officers, and (6) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2020.

Who may vote at the Annual Meeting?

Only record holders of our Class A common stock as of the close of business on March 12, 2020 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, the Company had outstanding [*] shares of Class A common stock. Each outstanding share of common stock entitles the holder to one vote.

What constitutes a quorum?

The Annual Meeting will be held only if a quorum is present. A quorum will be present if the holders of a majority of the shares of Class A common stock outstanding on the Record Date and entitled to vote on a matter at the Annual Meeting are represented, in person or by proxy, at the Annual Meeting. Shares represented by properly completed proxy cards either marked “abstain” or “withhold,” or returned without voting instructions, are counted as present and entitled to vote for the purpose of determining whether a quorum is present at the Annual Meeting. If shares are held by brokers who are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker non-votes”), those shares will be counted as represented at the Annual Meeting for the purpose of determining whether a quorum is present at the Annual Meeting.

How are votes counted?

Stockholder Voting Generally

Each stockholder entitled to vote at the Annual Meeting will be entitled to one vote for each share of stock held by such stockholder as of the Record Date, which has voting power upon the matter in question.

Proposal 1: Election of William B. Harrison, Jr. and Joseph W. Evans as Class III Directors.

A plurality of the votes cast are required for the election of each of William B. Harrison, Jr. and Joseph W. Evans as a Class III director. This means that the nominees with the highest number of votes cast “for” their election will be elected regardless of whether the number of votes received by any such nominee constitutes a majority of the number of votes cast. Based on the plurality voting standard, abstentions, votes to withhold and broker non-votes will not affect the outcome of this matter. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares.

Proposal 2: An amendment to the Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors by the 2023 Annual Meeting of Stockholders.

Under Delaware law, approval of this amendment requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock. Abstentions and broker non-votes are considered in determining the number of votes necessary for approval of this proposal and are counted as votes “against” this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares.

Proposal 3: An amendment to the Second Amended and Restated Certificate of Incorporation to eliminate the requirement for a supermajority vote in order for the stockholders to amend the Company’s By-laws.

Under Delaware law, approval of this amendment requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock. Abstentions and broker non-votes are considered in determining the number of votes necessary for approval of this proposal and are counted as votes “against” this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares.

Proposal 4: An amendment to the Second Amended and Restated Certificate of Incorporation to eliminate certain obsolete provisions.

Under Delaware law, approval of this amendment requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock. Abstentions and broker non-votes are considered in determining the number of votes necessary for approval of this proposal and are counted as votes “against” this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares.

Proposal 5: Advisory vote on the compensation of our named executive officers.

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting. Abstentions will have the same effect as “against” votes. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter, and the resulting broker non-votes will not affect the result of the vote.

Proposal 6: Ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2020.

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting. Abstentions will have the same effect as “against” votes. Your broker, as a nominee for you as the beneficial owner, may exercise discretion to vote on this proposal without instruction from you so broker non-votes are not expected to result from this proposal.

How do I submit my vote?

If you are a stockholder of record, you can vote by:

•	attending the Annual Meeting and voting by ballot;

•	signing, dating and mailing in your proxy card; or

•	visiting https://www.cstproxy.com/cadencebank/2020 and following the instructions.

If you vote on the Internet, you do not need to return your proxy card or voting instruction card. Internet voting for stockholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 6, 2020.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

What do I do if I hold my shares through a broker, bank or other nominee?

If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

How do I attend the Annual Meeting and vote in person, and what do I need to bring?

All stockholders who attend the Annual Meeting in person will be asked to check-in at the registration desk prior to admittance to the meeting. Stockholders who own Company stock through a broker or other nominee will need to bring an account statement as proof of ownership along with photo identification. No cameras or recording equipment will be permitted in the Annual Meeting, and all cell phones must be turned off. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the Annual Meeting, you will need to ask the holder for a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting and turn it in with a signed ballot that will be provided to you at the Annual Meeting.

Can I change or revoke my vote after I return my proxy card?

Yes. If you are a stockholder of record, you may change your vote by:

•	voting in person by ballot at the Annual Meeting;

•	returning a later-dated proxy card;

•	entering a new vote on the Internet; or

•	delivering written notice of revocation to our Secretary by mail at 2800 Post Oak Boulevard, Suite 3800, Houston, Texas 77056.

Who will count the votes?

Jerry W. Powell, Executive Vice President, General Counsel and Secretary of the Company, and Allison O. Skinner, Deputy General Counsel and Assistant Secretary of the Company, will act as inspectors of election at the Annual Meeting and will count the votes.

Will my vote be kept confidential?

Yes. As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are kept secret and are available only to the Company and its inspectors, who are required to acknowledge their obligation to keep your votes confidential.

Who pays to prepare, mail and solicit the proxies?

The Company pays all of the costs of preparing, mailing, delivering electronically and soliciting proxies in connection with this Proxy Statement. In addition to soliciting proxies through the mail or electronic delivery by means of this Proxy Statement, we may solicit proxies through our directors, officers and employees in person and by telephone, facsimile, mail or email. The Company asks brokers, banks, voting trustees and other nominees and fiduciaries to forward proxy materials to the beneficial owners and to obtain authority to execute proxies. The Company will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request.

What are the Board’s recommendations as to how I should vote on each proposal?

The Board recommends a vote:

•	FOR the election of William B. Harrison, Jr. and Joseph W. Evans as Class III directors, each to serve for a three-year term expiring at the 2023 Annual Meeting of Stockholders;

•	FOR the amendment to the Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors by the 2023 Annual Meeting of Stockholders;

•	FOR the amendment to the Second Amended and Restated Certificate of Incorporation to eliminate the requirement for a supermajority vote in order for the stockholders to amend the Company’s By-laws;

•	FOR the amendment to the Second Amended and Restated Certificate of Incorporation to eliminate certain obsolete provisions;

•	FOR approval of the advisory vote on the compensation of our named executive officers; and

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2020.

How will my shares be voted if I sign, date and return my proxy card?

If you sign, date and return your proxy card and indicate how you would like your shares voted, your shares will be voted as you have instructed. If you sign, date and return your proxy card but do not indicate how you would like your shares voted, your proxy will be voted:

•	FOR the election of William B. Harrison, Jr. and Joseph W. Evans as Class III directors, each to serve for a three-year term expiring at the 2023 Annual Meeting of Stockholders;

•	FOR the amendment to the Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors by the 2023 Annual Meeting of Stockholders;

•	FOR the amendment to the Second Amended and Restated Certificate of Incorporation to eliminate the requirement for a supermajority vote in order for the stockholders to amend the Company’s By-laws;

•	FOR the amendment to the Second Amended and Restated Certificate of Incorporation to eliminate certain obsolete provisions;

•	FOR approval of the advisory vote on the compensation of our named executive officers; and

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2020.

With respect to any other business that may properly come before the Annual Meeting, or any adjournment of the Annual Meeting, that is submitted to a vote of the stockholders, including whether or not to adjourn the Annual Meeting, your shares will be voted in accordance with the best judgment of the persons voting the proxies.

How will broker non-votes be treated?

A broker non-vote occurs when a broker who holds its customer’s shares in street name submits proxies for such shares, but indicates that it does not have authority to vote on a particular matter. Generally, this occurs when brokers have not received any instructions from their customers. In these cases, the brokers, as the holders of record, are permitted to vote on “routine” matters only, but not on other matters. Shares for which brokers have not received instructions from their customers will only be permitted to vote on the following proposal:

•	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2020.

Shares for which brokers have not received instructions from their customers will not be permitted to vote on the following proposals:

•	To elect William B. Harrison, Jr. and Joseph W. Evans as Class III directors, each to serve for a three-year term expiring at the 2023 Annual Meeting of Stockholders;

•	To approve the amendment to the Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors by the 2023 Annual Meeting of Stockholders;

•	To approve the amendment to the Second Amended and Restated Certificate of Incorporation to eliminate a supermajority vote provision;

•	To approve the amendment to the Second Amended and Restated Certificate of Incorporation to eliminate obsolete provisions; and

•	To approve of the advisory resolution on the compensation of our named executive officers.

What if other matters come up during the Annual Meeting?

If any matters other than those referred to in the Notice of Annual Meeting properly come before the Annual Meeting, the individuals named in the accompanying proxy card will vote the proxies held by them in accordance with their best judgment. The Company is not aware of any business other than the items referred to in the Notice of Annual Meeting that will be considered at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

Cadence Bancorporation will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting.

Your vote is important.

Because many stockholders cannot personally attend the Annual Meeting, it is necessary that a large number be represented by proxy in order to satisfy that a quorum be present to conduct business at the Annual Meeting. Whether or not you plan to attend the meeting in person, prompt voting will be appreciated. Stockholders of record can also vote their shares via the Internet. Instructions for using these convenient services are provided on the proxy card. Of course, you may still vote your shares on the proxy card. To do so, we ask that you complete, sign, date and return the enclosed proxy card promptly in the postage-paid envelope.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Board of Directors

Our Board currently has ten members, consisting of our Chief Executive Officer and nine other directors who are “independent” under the listing standards of the NYSE.

In accordance with the terms of our charter, our Board is divided into three classes, Class I, Class II and Class III, with each class serving a staggered three-year term. The Board is currently divided as follows:

•	the Class I directors are Paul B. Murphy, Jr., Marc J. Shapiro, J. Thomas Wiley, Jr. and Precious W. Owodunni and their terms expire at the 2021 Annual Meeting of Stockholders;

•	the Class II directors are J. Richard Fredericks, Virginia A. Hepner and Kathy N. Waller and their terms expire at the 2022 Annual Meeting of Stockholders; and

•

the Class III directors are William B. Harrison, Jr., Scott M. Stuart and Joseph W. Evans. Mr. Stuart is not standing for re-election at the Annual Meeting. Mr. Harrison and Mr. Evans have been nominated for election at the Annual Meeting for a three-year term expiring at the 2023 Annual Meeting of Stockholders.

At each annual meeting of stockholders, each member of the class of directors standing for election or re-election, as applicable, will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and until his or her successor is duly elected and qualified, in accordance with our charter. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Proposal 2 would amend the Company’s Second and Restated Certificate of Incorporation to declassify the Board. The amendment provides for the phased elimination of the Company’s classified board structure over a three-year period beginning at the Company’s 2021 Annual Meeting of Stockholders, at which time each director on the ballot for election would be elected for a one-year term. Advisory members of the Board are not elected by stockholders and do not vote on matters determined by vote of the Board. They are appointed by the Board for indefinite terms and may be removed by the Board. At this time, no advisory members have been appointed.

Nominees for Election as a Director at the 2020 Annual Meeting

The Nominating and Corporate Governance Committee of the Board seeks candidates for nomination to the Board who are qualified to be directors consistent with the Company’s Corporate Governance Guidelines, as described below under the section entitled “Board Committees—Nominating and Corporate Governance Committee.”

On the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that the size and classification of the Board is currently appropriate and has nominated Mr. Harrison, Mr. Stuart and Mr. Evans for re-election as directors at the Annual Meeting, each to serve for a three-year term expiring at the 2023 Annual Meeting of Stockholders.

The following table sets forth certain information regarding Mr. Harrison and Mr. Evans, the Class III director nominees standing for election at the Annual Meeting. Additional biographical information on each nominee is included below under the section entitled “Directors and Executive Officers.”

Director Name	Age	Director Since	Principal Occupation
William B. Harrison, Jr.	76	2017	Retired Chief Executive Officer of JPMorgan Chase & Co.
Joseph W. Evans	70	2019	Former Chairman of State Bank Financial Corporation and State Bank and Trust Company

In considering each of Mr. Harrison’s and Mr. Evans’ individual experience, qualifications, attributes, skills and past Board participation, the Nominating and Corporate Governance Committee and the Board have concluded that when considered all together, the appropriate experience, qualifications, attributes, skills and participation are represented for the Board as a whole and for each of the Board’s committees. There are no family relationships among each of Mr. Harrison or Mr. Evans and any directors or executive officers. Each of Mr. Harrison and Mr. Evans has indicated a willingness to serve, and the Board has no reason to believe that each nominee will not be available for election. However, if Mr. Harrison or Mr. Evans is not available for election, proxies may be voted for the election of other persons selected by the Board. Proxies cannot, however, be voted for a greater number of persons than the number of nominees named. Stockholders of the Company have no cumulative voting rights with respect to the election of directors.

The following table sets forth certain information regarding the directors continuing in office and currently expected to stand for re-election at the 2021 and 2022 annual meetings of stockholders. Additional biographical information on each of the nominees is included below under the section entitled “Directors and Executive Officers.”

Director Name	Director Since	Principal Occupation
J. Richard Fredericks	2017	Founding Partner and Managing Director at Main Management LLC
Paul B. Murphy, Jr.	2011	Chairman and Chief Executive Officer of Cadence Bancorporation
Kathy N. Waller	2019	Former Chief Financial Officer and Director of The Coca-Cola Company
Marc J. Shapiro	2018	Retired Non-Executive Chairman of JPMorgan Chase & Co.’s Texas operations
J. Thomas Wiley, Jr.	2019	Former Director, Vice Chairman, and Chief Executive Officer of State Bank Financial Corporation
Precious W. Owodunni	2019	President of Mountaintop Consulting LLC
Virginia A. Hepner	2019	Former President and Chief Executive Officer of the Woodruff Arts Center and retired Executive Vice President of Wachovia Bank

Required Vote

With regard to the election of each of Mr. Harrison and Mr. Evans, votes may be cast in favor or withheld. The three nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected directors; therefore, votes withheld and broker non-votes will have no effect on the results of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

Directors

Our Board of Directors consists of ten members. The following table sets forth information regarding our directors.

Name	Age	Position
Paul B. Murphy, Jr.	60	Director, Chairman and Chief Executive Officer
William B. Harrison, Jr.	76	Lead Director
Virginia A. Hepner	62	Director
J. Richard Fredericks	74	Director
Scott M. Stuart(1)	60	Director
Marc J. Shapiro	72	Director
Joseph W. Evans	70	Director, Vice Chairman
Kathy N. Waller	61	Director
J. Thomas Wiley, Jr.	67	Director
Precious W. Owodunni	45	Director

(1)	Mr. Stuart is not standing for re-election at the Annual Meeting.

A brief biography of each person who is nominated as a director of the Company is set forth below:

Joseph W. Evans served as Chairman of the Board of State Bank Financial Corporation from 2010 and Chairman of the Board of State Bank and Trust Company from 2009 until the companies merged into Cadence in January 2019. Mr. Evans previously served as the Chief Executive Officer of State Bank and Trust Company from July 2009 until January 1, 2015 and as Chief Executive Officer of the State Bank Financial Corporation from 2010 until June 2017. He is the former Chairman, President and Chief Executive Officer of Flag Financial Corporation, which was acquired by RBC Centura Bank in 2006. Mr. Evans previously served as President and Chief Executive Officer of Bank Corporation of Georgia, which was acquired by Century South Banks, Inc. in 1997 and later served as President and Chief Executive Officer of Century South Banks, Inc., which was acquired by BB&T in 2001. Mr. Evans is also a managing principal of Bankers’ Capital Group, LLC, an investment company that primarily buys and sells notes. Mr. Evans serves on the board of directors of Southern Trust Insurance Company. He is Chairman of the Buckhead Coalition, a trustee of the Foundation of the Methodist Home of the South Georgia Conference, Inc. in Macon, Georgia, where he chairs its investment committee, and a member of the Board of Councilors of the Carter Center. Mr. Evans serves on the Board of Trustees of the Georgia Tech Foundation as its Chairman. He previously served as Chairman of the Executive Committee of the advisory board of the Scheller College of Business at Georgia Tech. Mr. Evans’ depth of knowledge and years of experience in banking make him well qualified to be a member of our Board of Directors. His ties to our market area also provide him with personal contacts and an awareness of the social environment within which we operate.

William B. Harrison, Jr., our Lead Director, served on the Board of Directors of Cadence Bancorp LLC from 2010 to 2018 and as Chairman since 2010. He is the retired Chief Executive Officer of JPMorgan Chase & Co. He served as the Chairman and Chief Executive Officer of JPMorgan Chase & Co. from January 2000 to December 2006. Mr. Harrison is a member of the J.P. Morgan International Council. He is also a member of the Advisory Board of the Aurora Capital Group, the Advisory Board of Spencer Stuart and the Advisory Board of Hudson Capital. He is a Director Emeritus of the Lincoln Center for the Performing Arts, and a member of the Advisory Board of the Museum of American Finance. Mr. Harrison’s extensive experience as an investment banker and executive at a financial institution qualifies him to serve on our Board of Directors.

A brief biography of each person who will continue to serve as a director of the Company is set forth below:

Paul B. Murphy, Jr. served as the Chief Executive Officer of Cadence Bancorp LLC since its inception in 2010. Today he serves as Chairman and Chief Executive Officer of Cadence Bancorporation. Prior to that, he spent 20 years at Amegy Bank of Texas, helping to steer that institution from $75 million in assets and a single location to assets of $11 billion when he left as a Director and Chief Executive Officer in 2009. During his tenure, Amegy completed several successful acquisitions and sold to Zions Bancorporation for $1.7 billion in 2005, with original investors realizing a return of approximately 36 times their initial investment. Mr. Murphy is an advocate for the community, and he has served on numerous corporate and nonprofit boards. Currently he is on the boards of Oceaneering International Inc., Natural Resource Partners, Hope and Healing Center and Institute, Houston Hispanic Chamber of Commerce and the City of Houston Complete Communities Advisory Board. He is active in the World Presidents Organization. Mr. Murphy earned a bachelor’s degree in banking and finance from Mississippi State University and his MBA from the University of Texas at Austin. Mr. Murphy’s extensive knowledge and experience in banking qualifies him to serve on our Board of Directors.

J. Richard Fredericks served on the Board of Directors of Cadence Bancorp LLC from 2010 to 2018. Ambassador Fredericks is a founding partner and Managing Director of Main Management, LLC, a position he has held since 2002. Previously, he was an Entrepreneur in Residence at Weston Presidio. Prior to that, Mr. Fredericks was the U.S. Ambassador to Switzerland and Liechtenstein from 1999 to 2001. Previously, in 1977, he joined Montgomery Securities as a Partner and later became a Senior Managing Director in Investment Research, covering the banking and financial service area. In 1995, Mr. Fredericks was responsible for investment banking efforts for the financial industry in the areas of commercial banking, thrifts and financial technology at Montgomery Securities. Prior to that, he joined Shuman, Agnew and Company in 1975 as a Partner. Previously, Mr. Fredericks began his career at Dean Witter in 1970 as a Securities Analyst. For 17 consecutive years, Mr. Fredericks was chosen by Institutional Investor Magazine as an “All-American” Research Analyst, covering the commercial banking industry. He is a former director of Janus Capital Group, Inc. and a member of the Advisory Board of Financial Technology Ventures. Mr. Fredericks also sits on the Trust Fund Board of the Library of Congress. Mr. Fredericks’ significant experience in the brokerage industry, specializing in investment research analysis and investment banking, with a specific focus in the field of commercial banking and finance qualifies him to serve on our Board of Directors.

Virginia A. Hepner is active in various corporate and community activities, following five years ending in 2017 as the President and Chief Executive Officer of the Woodruff Arts Center in Atlanta, GA. She currently serves on the Boards of Directors of National Vision Holdings, Inc. and Oxford Industries, Inc. She provides consulting services to DMI, Inc. and is a partner in commercial real estate investments. In 2005, she retired from Wachovia Bank as an Executive Vice President after a 25-year career in corporate finance with the firm. Leadership roles included Managing Director of US Corporate Finance, head of Foreign Exchange and Derivatives Trading and Atlanta Commercial Banking Director. Subsequently, in the non-profit sector she served in Interim Director roles for Atlanta Ballet, Brand Atlanta and Young Audiences. She currently serves on the Westside Future Fund board and real estate committee and chairs the Finance Committee and serves on the Community Foundation for Greater Atlanta GoAtl Investment Committee, the Penn Institute for Urban Research and the Agnes Scott College Board of Visitors. She was recently elected as a life trustee of the Woodruff Arts Center. Past honors include the City of Atlanta Phoenix Award, the Lettie Pate Whitehead Evans Award honoring exemplary corporate board service by a female director, the Governor’s Award for arts leadership in Georgia, the Joan P. Garner Luminary Award by ArtsAtl, Lexus Leader of the Arts, YWCA Women of Achievement and the Outstanding Partner Award from The Home Depot. Ms. Hepner is a member of Rotary International and the International Women’s Forum. She holds a bachelor’s degree in finance from The Wharton School of the University of Pennsylvania and attended the J.L. Kellogg Graduate Business School of Management at Northwestern University. Ms. Hepner’s depth of knowledge and years of experience in finance qualifies her to serve on our Board of Directors.

Precious Williams Owodunni is president of Mountaintop Consulting LLC, a business strategy and branding company that serves leading corporations and financial services, law and private equity firms. Prior to establishing Mountaintop, Ms. Owodunni was a vice president at Goldman, Sachs & Co., where she made private equity investments in high growth businesses and served on the board of several portfolio companies. She began her Goldman career as an investment banker in the Mergers & Strategic Advisory Group, advising energy, retail and industrial companies on M&A and corporate finance transactions. Ms. Owodunni graduated with honors from Yale University and received her J.D. from Yale Law School. She currently serves as a board member of the Houston Parks Board and the Episcopal Health Foundation. Ms. Owodunni’s experience in investment banking, financial services and private equity qualifies her to serve on our Board of Directors.

Marc J. Shapiro served as an advisory director of Cadence Bancorp LLC from 2010 to 2018. Mr. Shapiro was formerly the non-executive Chairman of JPMorgan Chase & Co.’s Texas operations from 2004 to 2017 and Vice Chairman for Finance and Risk Management of JPMorgan Chase & Co. from 1997 through 2003. Mr. Shapiro began his banking career in 1972 at Texas Commerce Bank, and served as Chief Financial Officer beginning in 1977. In 1989, after the bank was purchased by J.P. Morgan Chase, he was named Chief Executive Officer of the statewide organization. Mr. Shapiro is currently a member of the Board of Advisors of the James A. Baker III Institute for Public Policy at Rice University. He also currently serves as Chairman of the Board of the Baylor St. Luke’s Medical Center Hospital and as a member of the Board of Trustees of Baylor College of Medicine and the Board of Visitors of MD Anderson Cancer Center. Mr. Shapiro’s extensive experience as an executive in financial institutions, banking and finance qualifies him to serve on our Board of Directors.

Kathy N. Waller recently served as Chief Financial Officer and President, Enabling Services of The Coca-Cola Company (NYSE: KO), where she led the company’s global finance, technical and shared services organizations, and represented the company to investors, lenders and rating agencies. After 32 years, Ms. Waller retired from The Coca-Cola Company on March 15, 2019. With broad financial and operational leadership experience in the consumer and retail sectors, Ms. Waller has a proven track record of success in driving transformations, delivering strong financial performance, and forming strong relationships with investors and industry analysts. She has extensive knowledge across all areas of finance, including financial planning, investor relations, M&A, accounting, treasury and tax. Ms. Waller also serves on the boards of directors for Delta Airlines (NYSE: DAL), CGI Group (NYSE: GIB) and Beyond Meat. In addition, she is a member of the Boards of Trustees of Spelman College and The Woodruff Arts Center. Ms. Waller’s depth of knowledge and years of experience in finance and operations qualifies her to serve on our Board of Directors.

J. Thomas Wiley, Jr. served as Chief Executive Officer of State Bank Financial Corporation since June 2017, Chief Executive Officer of State Bank and Trust Company from 2015 and President of the State Bank Financial Corporation from January 2013 through 2018. Mr. Wiley also served as Vice Chairman of the Board of State Bank Financial Corporation, a position he has held from 2013, and has served as a director of the State Bank Financial Corporation and State Bank and Trust Company from 2010 until the companies merged into Cadence in January 2019. Mr. Wiley previously served as President of State Bank and Trust Company from January 2013 until July 2015. Mr. Wiley also served as a director of First Bank of Georgia, which State Bank acquired in its acquisition of Georgia-Carolina Bancshares from January 2015 until July 2015, when First Bank of Georgia was merged into State Bank and Trust Company. Mr. Wiley is the former President and Chief Executive Officer of Coastal Bankshares, Inc. and its subsidiary bank, The Coastal Bank, where he served from 2007 until November 2012. Mr. Wiley also served as Chairman of the Board of Directors of Coastal Bankshares and The Coastal Bank from 2007 until March 2014. Before joining Coastal Bankshares, Mr. Wiley served as the Vice Chairman/director and Chief Banking Officer of Flag Financial Corporation from 2002 until 2006 and as President and Chief Executive Officer of Flag Bank from 2002 until 2006. Mr. Wiley is also a managing principal of Bankers’ Capital Group, LLC, an investment company that primarily buys and sells notes. Mr. Wiley serves on the board of governors of the Georgia Chamber of Commerce and the board of trustees of the Atlanta Police Foundation. Mr. Wiley also serves as Co-Chairman of the Valdosta State University Capital Campaign. Mr. Wiley’s depth of knowledge and years of experience in banking make him well qualified to be a member of our Board of Directors.

A brief biography of the director of the Company who is not standing for re-election is set forth below:

Scott M. Stuart served on the Board of Directors of Cadence Bancorp LLC from 2010 to 2018. He is a co-founder and managing partner of Sageview Capital LP, a position he has held since 2005. He is the former lead independent director of EverBank Financial and is currently a director at three private companies: DMT Development Systems Group Inc., Reflexis and United Capital. Prior to founding Sageview, Mr. Stuart was a Partner at KKR serving on their investment committee from 2000 to 2005. He joined KKR’s New York office in 1986 and became Partner in 1994, where he was responsible for the utilities and consumer products industry groups. Prior to joining KKR, Mr. Stuart worked at Lehman Brothers Kuhn Loeb, Inc. in the mergers and acquisitions group. Mr. Stuart is also a member of the board at Memorial Sloan-Kettering Cancer Center. Mr. Stuart’s considerable experience in finance and knowledge of investments qualifies him to serve on our Board of Directors.

Executive Officers

The following table sets forth information regarding our executive officers.

Name	Age	Position
Paul B. Murphy, Jr.	60	Director, Chairman and Chief Executive Officer
Samuel M. Tortorici	54	President
Valerie C. Toalson	54	Executive Vice President, Chief Financial Officer
R.H. “Hank” Holmes, IV	49	Executive Vice President
Jerry W. Powell	70	Executive Vice President, General Counsel and Secretary
Sheila E. Ray	61	Executive Vice President, Chief Talent Officer
David F. Black	44	Executive Vice President, Chief Risk Officer

A brief biography of each person who serves as an executive officer of the Company (other than Mr. Murphy, whose biography is included above) is set forth below:

Samuel M. Tortorici has served as the President of Cadence Bancorporation and its predecessor, Cadence Financial Corporation, since 2011 and has served as Chief Executive Officer of Cadence Bank since joining Cadence in 2011. Prior to that, he had a 24-year career at Regions and AmSouth Bancorporation, and in his final role he led Regions’ Commercial & Industrial business, comprised of over 500 banking professionals across 16 states, more than $40 billion in loan commitments and deposits with annual revenue in excess of $1 billion. While there, he spearheaded development of a range of commercial industry specialty businesses and held a number of Commercial and General Bank leadership positions with responsibility for sales and services across a variety of banking businesses, including serving as Chief Financial Officer of AmSouth. Mr. Tortorici served as Board Chairman of United Way of Central Alabama, is on the executive committee of the University of Alabama President’s Cabinet, and is a member of the Metro Atlanta Chamber of Commerce Board and Buckhead Coalition Board. Mr. Tortorici is a graduate of the University of Alabama.

Valerie C. Toalson has served as the Executive Vice President, Chief Financial Officer of Cadence Bancorporation and its predecessor, Cadence Financial Corporation, and Cadence Bancorp LLC, and as Executive Vice President, Chief Financial Officer of Cadence Bank since January 2013, when she joined Cadence. Prior to that, she served as Executive Vice President, Chief Financial Officer of BankAtlantic Bancorp and BankAtlantic N.A., and previously held several senior leadership positions at BOK Financial Corporation, including Corporate Controller, Manager of Credit Services, Manager of Process Improvement and Chief Auditor. Ms. Toalson began her career in audit at PricewaterhouseCoopers where she received her certified public accounting certificate. Ms. Toalson is a member of the United Way of Greater Houston Fort Bend Advisory Council, the United Way Women’s Initiative and the Greater Houston Women’s Chamber of Commerce. Ms. Toalson earned a bachelor of science degree in accounting from Oklahoma State University.

R.H. “Hank” Holmes, IV was appointed as Executive Vice President of the Company in 2016 and as President of Cadence Bank in 2014 and has served as the Business Services Executive and President, Texas Region of Cadence Bank since joining Cadence Bank in 2011. Mr. Holmes brings more than 20 years of banking expertise, 18 of which were at Amegy Bank of Texas where his experience spanned credit, commercial real estate, private banking and special assets. Mr. Holmes serves on the Boards of Directors of the University of Mississippi’s School of Banking and Finance and BakerRipley and is a member of the Young Presidents Organization. He earned a bachelor’s degree in managerial finance from the University of Mississippi.

Jerry W. Powell has served as the Executive Vice President, General Counsel and Secretary of Cadence Bancorporation and its predecessor, Cadence Financial Corporation, Cadence Bancorp LLC and Cadence Bank since 2011. Immediately prior to joining Cadence, Mr. Powell served as special counsel at Jones Walker LLP in the firm’s Financial Services Section. Prior to that, Mr. Powell was the General Counsel for BBVA Compass in the United States and General Counsel of Compass Bank, a position he held for more than 25 years. Before joining Compass, he was a lawyer at a general practice firm in Birmingham, with an emphasis on litigation, creditor’s rights and consumer compliance. Mr. Powell is Past Chairman of the Alabama Bankers Association, a board member of AIDS Alabama, and a member of the University of Alabama Law School Foundation Board of Governors following his four-year term as Chairman of the Alabama Law Alumni Society. Mr. Powell is a graduate of Birmingham-Southern College with a bachelor of arts in political science, cum laude, and the University of Alabama School of Law, with honors. Mr. Powell is a member of the American Bar Association and the Alabama Bar Association.

Sheila E. Ray serves as Chief Talent Officer, a position she has held since January 2019. Ms. Ray previously served as Chief Financial Officer of State Bank Financial Corporation and State Bank and Trust Company, in addition to Chief Operating Officer of State Bank Financial Corporation, positions she held from January 2015 and July 2017, respectively, until the companies merged into Cadence in January 2019. Ms. Ray also served as the Corporate Secretary of State Bank Financial Corporation and State Bank and Trust Company from December 2015 until the companies merged into Cadence. Ms. Ray joined State Bank Financial Corporation and State Bank and Trust Company in October 2014 as Executive Vice President – Finance. She also served as the Chief Financial Officer of First Bank of Georgia, a subsidiary of State Bank and Trust Company, from January 2015 until July 2015, when the subsidiary merged into State Bank and Trust Company. Before that, she served as Chief Financial Officer of Atlanta Bancorporation, Inc. and Bank of Atlanta from 2006 until each was merged into State Bank Financial Corporation and State Bank and Trust Company, respectively, on October 1, 2014. She also served on the board of directors of Bank of Atlanta, a position she held from 2010 until 2014. Before that, Ms. Ray served as Chief Operating Officer and Chief Financial Officer of Eagle Bancshares, Inc., and its subsidiary unitary thrift, Tucker Federal Bank, from 1997 until it was acquired by RBC Centura Bank in 2002. In 2003, she left RBC Centura Bank to work as an independent consultant, providing financial analysis and strategic planning to a variety of community banks. Ms. Ray also previously served in various leadership roles at First National Bancorp and its subsidiary bank First National Bank of Gainesville from 1988 until 1996, including the Director of Information Processing and Administrative Support and Director of Internal Audit. Ms. Ray served in various leadership roles within internal audit at Wachovia Corporation from 1981 until 1988, including Vice President and Deputy Auditor. Ms. Ray is a Certified Public Accountant, a member of the Board of Trustees at Toccoa Falls College and a member of the board of directors for the Care and Counseling Center of Georgia.

David F. Black serves as Executive Vice President of Cadence Bancorporation and Chief Risk Officer of Cadence Bank, positions he has held since January 2019. Mr. Black previously served as Chief Credit Officer and Executive Vice President of State Bank and Trust Company from September 2013 until State Bank and Trust Company merged into Cadence Bank in January 2019. Mr. Black previously served as Chief Credit Officer of State Bank Financial Corporation from September 2013 until February 2015. Mr. Black joined State Bank and Trust Company in 2011 as Senior Vice President of Finance. Previously, Mr. Black served as Director of Corporate Strategy at First Horizon National Corporation in Memphis, Tennessee from July 2009 until August 2011. Mr. Black held various leadership roles in Finance and Corporate Development at Wachovia Corporation and Wells Fargo & Company (following Wells Fargo & Company’s purchase of Wachovia Corporation in 2008) in Winston-Salem and Charlotte, North Carolina between June 2000 and July 2009, and he started his banking career with SunTrust Bank in Atlanta. Mr. Black currently serves on the Board of Governors for the Georgia Chamber of Commerce. Mr. Black earned his MBA with concentrations in Corporate Finance, Investments and Organizational Consulting, and his bachelor of business administration in finance with honors from the Terry College of Business at the University of Georgia.

BOARD OF DIRECTORS, COMMITTEES AND GOVERNANCE

Overview

Our Board provides oversight with respect to our overall performance, strategic direction and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Members of the Board are kept informed of our business by various reports and documents provided to them on a regular basis, including operating and financial reports and audit reports provided at Board and committee meetings by our Chief Executive Officer, President, Chief Financial Officer and other officers. The Board has five standing committees, the principal responsibilities of which are described below under the section entitled “—Board Committees.”

Meetings

The Board met a total of eight times in 2019. Each member of the Board attended more than 75% of the total number of meetings of the Board and the committees on which they served. We strongly encourage, but do not require, the members of our Board to attend annual meetings of our stockholders.

Director Independence

The listing standards of the NYSE, as well as the rules of the Securities and Exchange Commission (the “SEC”), impose several requirements with respect to the independence of our directors. Our Board of Directors has evaluated the independence of its members based upon the listing standards of the NYSE and the SEC. Applying these standards, our Board has determined that, with the exception of Mr. Murphy, each of our current directors is an independent director, as defined under the listing standards of the NYSE. The Board has determined that Mr. Murphy does not qualify as an independent director because he is an employee of Cadence Bancorporation and Cadence Bank. See “Certain Relationships and Related Party Transactions.”

Board Leadership Structure and Qualifications

We believe that our Board should be comprised of qualified individuals and structured in a way that promotes accountability and ensures that interests of directors and management are aligned with stockholder interests. Directors should have broad experience at the policy-making level in business, government or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.

The Nominating and Corporate Governance Committee of the Board is responsible for reviewing the qualifications and independence of the members of the Board and its various committees on a periodic basis as well as the composition of the Board as a whole. This assessment will include members’ qualifications as independent, as well as consideration of diversity of race, ethnicity, gender, cultural background, age, skills and experience in the context of the needs of the Board. Accordingly, when evaluating candidates for nomination as directors, the Nominating and Corporate Governance Committee will consider, and will ask any search firm that it engages to provide, women and minority candidates in the pool from which the Nominating and Corporate Governance Committee selects director candidates. Nominees for directorship will be recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter.

The Corporate Governance Guidelines of our Board provide that when the position of Chairman of the Board is not held by an independent director, the independent directors can appoint an independent director to serve as Lead Director, who has various duties and responsibilities including (i) facilitating communication between the Chairman of the Board and the independent directors, (ii) convening and presiding over executive sessions of independent directors or over Board meetings if the Chairman is not present and (iii) serving as advisor on Board committees, among other duties and responsibilities.

Currently, Paul B. Murphy, Jr. serves as our Chief Executive Officer and as the Chairman of our Board, Joseph W. Evans serves as Vice Chairman of our Board, and William B. Harrison, Jr. has been designated to serve as the Lead Director.

Our Chief Executive Officer is generally in charge of our business affairs, subject to the overall direction and supervision of the Board and its committees, and is the only member of our management team that serves on the Board. Our Board believes that combining the roles of Chairman of the Board and Chief Executive Officer, having an independent Vice Chairman of the Board and appointing a Lead Director is the most effective board leadership structure for us and that it provides an effective balance of strong leadership and independent oversight. Having one individual serve as both Chief Executive Officer and Chairman contributes to and enhances the Board’s efficiency and effectiveness, as the Chief Executive Officer is generally in the best position to inform our independent directors about our operations, the competitive market and other challenges facing our business. Our Board believes that the Chief Executive Officer is in the best position to most effectively serve as the Chairman of the Board for many reasons as he is closest to many facets of our business, and has frequent contact with our customers, regulators and other stakeholders in our business. The Board believes that combining the roles of Chief Executive Officer and Chairman also promotes timely communication between management and the Board on critical matters, including strategy, business results and risks, because of Mr. Murphy’s direct involvement in the strategic and day-to-day management of our business.

Board Oversight of Risk Management

Our Board believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board assuming a different and important role in overseeing the management of the risks we face.

The Risk Management Committee (“Risk Committee”) of our Board oversees our enterprise-wide risk management framework, which establishes our overall risk appetite and risk management strategy and enables our management to understand, manage and report on the risks we face. Our Risk Committee also reviews and oversees policies and practices established by management to identify, assess, measure and manage key risks we face, including the risk appetite metrics developed by management and approved by our Board. The Audit Committee of our Board is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting), reviewing and discussing generally the identification, assessment, management and control of our risk exposures on an enterprise-wide basis and engaging as appropriate with our Risk Committee to assess our enterprise-wide risk framework. The Compensation Committee has primary responsibility for risks and exposures associated with our compensation policies, plans and practices regarding both executive compensation and the compensation structure generally. In particular, our Compensation Committee, in conjunction with our Chief Executive Officer and other members of our management as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees. The Nominating and Corporate Governance Committee oversees risks associated with the independence of our Board and potential conflicts of interest facing our directors.

Our senior management is responsible for implementing and reporting to our Board regarding our risk management processes, including by assessing and managing the strategic, operational, regulatory, investment and execution risks we face on a day-to-day basis. Our senior management is also responsible for creating and recommending to our Board for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.

The role of our Board in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer and the other members of senior management having responsibility for assessing and managing our risk exposure, and our Board and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.

Board Committees

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Risk Management Committee and the Executive Committee. The responsibilities of these committees are described below. Our Board of Directors also may establish such other committees as it deems appropriate, in accordance with applicable laws and regulations and our corporate governance documents. The following table sets forth the current membership of each of the committees:

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee	Risk Management Committee	Executive Committee
Paul B. Murphy, Jr.				Member	Member
William B. Harrison, Jr.		Chairperson	Chairperson		Member
J. Richard Fredericks	Member	Member	Member	Member
Scott M. Stuart(1)		Member	Member		Member
Virginia A. Hepner	Chairperson
Joseph W. Evans			Member	Chairperson	Member
J. Thomas Wiley, Jr.				Member
Precious W. Owodunni	Member		Member
Marc J. Shapiro		Member			Member
Kathy N. Waller		Member	Member	Member

(1)	Mr. Stuart is not standing for re-election at the Annual Meeting.

Audit Committee. The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our internal audit function and independent auditors, and risk assessment and risk management. Among other things, the Audit Committee:

•	annually reviews the Audit Committee charter and the committee’s performance;

•	appoints, evaluates and determines the compensation of our independent auditors;

•

reviews and approves the scope of the annual audit, the audit fee, the financial statements, significant accounting policy changes, material weaknesses identified by our independent auditors or internal audit, and risk management issues;

•	prepares the Audit Committee report for inclusion in our proxy statement for our annual meeting;

•	reviews disclosure controls and procedures, internal controls, the internal audit function, and corporate policies with respect to financial information;

•	oversees investigations into complaints concerning financial matters, if any; and

•	reviews other risks that may have a significant impact on our financial statements.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding to engage outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee has adopted a written charter that, among other things, specifies the scope of its responsibilities. The charter is available on our website at www.cadencebancorporation.com. The Audit Committee met a total of nine times in 2019.

NYSE listing standards and the SEC rules generally require issuers to have an audit committee composed of at least three members, each of whom (i) satisfies the NYSE’s general independence standards, (ii) meets the heightened independence standards imposed by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) is financially literate as interpreted by the issuer’s board of directors. Our Board has determined that each current member of the Audit Committee satisfies these requirements. Our Board also has determined that each of Mr. J. Richard Fredericks and Ms. Virginia A. Hepner is an “audit committee financial expert” in accordance with the criteria established by the NYSE and the SEC.

Compensation Committee. The Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of the executives and directors. Among other things, the Compensation Committee:

•	evaluates human resources and compensation strategies;

•	reviews and approves objectives relevant to executive officer compensation;

•	evaluates performance and determines the compensation of the Chief Executive Officer in accordance with those objectives;

•	approves any changes to non-equity-based benefit plans involving a material financial commitment;

•	recommends to the Board compensation for directors;

•	prepares the Compensation Committee report required by SEC rules to be included in our Proxy Statement or our Annual Report; and

•	annually reviews the Compensation Committee charter and the committee’s performance.

The Compensation Committee has adopted a written charter that among other things, specifies the scope of its responsibilities. The charter is available on our website at www.cadencebancorporation.com. The Compensation Committee met a total of three times in 2019.

Our Chief Executive Officer, in conjunction with members of the Compensation Committee and the Human Resources Division, develops recommendations regarding the appropriate mix and level of compensation for our named executive officers (other than himself). The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The Chief Executive Officer meets with the Compensation Committee to discuss the compensation recommendations for the other named executive officers. Our Chief Executive Officer does not participate in Compensation Committee discussions relating to his compensation.

In 2019, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its outside independent compensation consultant. The Compensation Committee’s consultant regularly attends committee meetings and executive sessions as requested by the Compensation Committee’s chair. Pearl Meyer made recommendations with respect to executive compensation under its engagement by the Compensation Committee. Its tasks also included reviewing, validating and providing input on information, programs and recommendations made by management.

Pearl Meyer attends meetings of the Compensation Committee as requested and also communicates with the Compensation Committee outside of meetings. Pearl Meyer reports to the Compensation Committee rather than to management, although representatives of the firm may meet with members of management, including our Chief Executive Officer and executive leadership team members, for purposes of gathering information on proposals that management may make to the Compensation Committee.

In 2019, Pearl Meyer evaluated executive compensation relative to peer data. The Compensation Committee may replace its compensation consultant or hire additional advisors at any time.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our Corporate Governance Guidelines, and making recommendations to our Board concerning governance matters. Among other things, the Nominating and Governance Committee:

•	identifies individuals qualified to be directors consistent with the criteria set forth in the Company’s Corporate Governance Guidelines and recommends director nominees to the full Board;

•	ensures that the Audit and Compensation Committees are comprised of qualified “independent” directors;

•	oversees management continuity planning;

•	leads the Board in its annual performance review;

•	takes a leadership role in shaping the corporate governance of our organization;

•	oversees the Company’s activities and practices regarding ethical conduct, sustainability and corporate culture; and

•	annually reviews the Nominating and Corporate Governance Committee charter and the committee’s performance.

The Nominating and Corporate Governance Committee has adopted a written charter that among other things, specifies the scope of responsibilities. In 2019, the Board of Directors approved the amendment of the Nominating and Corporate Governance Committee charter to include as part of the committee’s responsibilities include the activities and practices regarding ethical conduct, sustainability and corporate culture. The charter is available on our website at www.cadencebancorporation.com. The Nominating and Corporate Governance Committee met a total of 3 times in 2019.

The Nominating and Corporate Governance Committee of the Board is also responsible for reviewing the qualifications and independence of the members of the Board and its various committees on a periodic basis as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity of race, ethnicity, gender, cultural background, age, skills, and experience in the context of the needs of the Board. Accordingly, when evaluating candidates for nomination as directors, the Nominating and Corporate Governance Committee will consider, and will ask any search firm that it engages to provide, women and minority candidates in the pool from which the Nominating and Corporate Governance Committee selects director candidates. Nominees for directorship will be recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter.

Risk Management Committee. The Risk Management Committee is responsible for overseeing our enterprise-wide risk management policies, commensurate with our capital structure, risk profile, complexity, size and other risk-related factors. Among other things, the Risk Management Committee:

•	monitors our overall risk profile and reviews risk management policies;

•	monitors our process to identify, assess and manage risks that could prevent us from achieving our business objectives;

•	oversees actions relating to interest rate risk and liquidity risks;

•	oversees actions relating to the activities of our enterprise-wide risk management oversight groups; and

•	facilitates communication among management, the Board of Directors and our enterprise risk management oversight groups.

The Risk Management Committee has adopted a written charter that among other things, specifies the scope of its responsibilities. The charter is available on our website at www.cadencebancorporation.com. The Risk Management Committee met a total of four times in 2019.

Executive Committee. The Executive Committee charter was adopted by the Board on July 25, 2019. The Executive Committee consists of five directors who are elected by the Board. The Board also elects the director that serves as Chairperson. The purpose of the Executive Committee is to provide an efficient vehicle to consider matters that arise between regularly scheduled meetings. The Executive Committee is vested with all the powers and authority of the Board to the extent permitted by applicable law and the Company’s By-laws. However, the Executive Committee does not have the power to (i) recommend to the stockholders any action that requires stockholder approval; (ii) fill a vacancy on the Board; (iii) appoint a committee of the Board; (iv) appoint the Chief Executive Officer of the company; (v) amend the By-laws; (vi) declare dividends; or (vii) approve any merger or share exchange that does not require stockholder approval. The Executive Committee has adopted a written charter that, among other things, specifies the scope of its responsibilities. The charter is available on our website at www.cadencebancorporation.com. The Executive Committee did not convene in 2019.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of the Company or any of our subsidiaries. In addition, none of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board of Directors has adopted Corporate Governance Guidelines, which are available on our website at www.cadencebancorporation.com under the Investor Relations tab, that set forth a framework within which our Board, assisted by board committees, will direct the Company’s affairs. These guidelines address, among other things, the composition and functions of our Board, director independence, compensation of directors, management succession and review, Board committees and selection of new directors. Our board of directors has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics is available upon written request to Corporate Secretary, Cadence Bancorporation, 2800 Post Oak Boulevard, Suite 3800, Houston, Texas 77056 or on our website at www.cadencebancorporation.com. If we amend or grant any waiver from a provision of our Code of Ethics that applies to our executive officers, we will publicly disclose such amendment or waiver on our website and as required by applicable law, including by filing a Current Report on Form 8-K.

Stockholder Communications with the Board of Directors

Stockholders and any interested parties may communicate with the Board by sending correspondence addressed to the Board or one or more specific directors at the following address: Corporate Secretary, Cadence Bancorporation, 2800 Post Oak Boulevard, Suite 3800, Houston, Texas 77056. All communications will be submitted by the Corporate Secretary to the relevant director or directors as addressed.

Hedging and Pledging Prohibitions

The Company has an Insider Trading Policy that, among other things, prohibits all of our employees (including officers) and directors from engaging in hedging or other speculative transactions relating to the

Company’s shares. Prohibited transactions include short sales, derivative securities (such as put and call options, or other similar instruments) and other hedging transactions (such as equity swaps, prepaid variable forwards, or similar instruments), or any transactions that have or are designed to have the effect of hedging or offsetting any decrease in the market value of the Company’s securities. In addition, Section 16 officers and directors are generally prohibited from holding the Company’s securities in a margin account or otherwise pledging the Company’s securities as collateral for a loan.

Corporate Social Responsibility

“Do Right” is a founding value of the Company. We have always strived to “do right” by our customers, communities, associates, stockholders and environment in our lending practices, banking products, community investments, charitable giving, employment practices, governance and more. The Board of Directors recognizes the importance of sustainable growth with respect to various environment, social and governance (ESG) matters. In 2019, the Board amended the Nominating and Corporate Governance Charter to include oversight of the Company’s ESG activities. The Nominating and Corporate Governance Committee established a Sustainability Working Group. This Working Group is charged with establishing the framework for the Company’s Sustainability program and integrating this framework into the Company’s risk management and executive incentive program. In 2019, the Company adopted a Corporate Social Responsibility (CSR) Statement describing its “do right” efforts to provide value beyond the numbers and promote sustainable growth. For examples, Cadence adopted a multi-year Community Benefits Plan impacting affordable housing, small businesses, community investment and charitable giving, involving a total commitment of over $1 billion. In 2019, we also increased the size of our Board and elected and/or appointed diverse directors. We launched a Diversity & Inclusion Program built on three pillars of Thriving Talent, “Being We” and Visible Value, and will begin tracking our progress. We foster a paperless environment throughout our footprint and use an outside vendor to shred and recycle paper. Our employees have provided over 9,000 volunteer hours to charitable organizations. The CSR Statement can be accessed on our website at www.cadencebancorporation.com. (The CSR Statement can be reviewed on the website, but shall not be deemed to be a part of or incorporated by reference in this Proxy Statement for any purpose.) As we grow, our sustainability efforts will also grow as we strive to “do right.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 12, 2020, we have [*] shares of our Class A common stock issued and outstanding.

The following table sets forth the beneficial ownership of our common stock, based on information provided to us or filed with the SEC as of March 12, 2020, by:

•	each of our directors, each of our executive officers, including our named executive officers, and all directors and executive officers as a group; and

•	each person known by us to be the beneficial owner of 5% or more of our outstanding common stock.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC, subject to applicable community property laws. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right within 60 days after that date to acquire the securities through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement.

The percentages in the table below reflect beneficial ownership as determined in accordance with Rule 13d-3 under the Exchange Act and are based on the number of shares of our common stock outstanding as of March 12, 2020 as set forth above. Unless otherwise noted, the address for each stockholder listed in the table below is: c/o Cadence Bancorporation, 2800 Post Oak Boulevard, Suite 3800, Houston, Texas 77056.

	Shares of Class A Common Stock Beneficially Owned	Common Stock Beneficially Owned
	Number	%
Greater than 5% stockholders
BlackRock, Inc.(1)	18,838,728	14.70%
The Vanguard Group, Inc.(2)	12,961,605	10.12%
Shapiro Capital Management LLC(3)	7,164,002	5.60%
State Street Corporation(4)	6,878,891	5.37%

Directors and Executive Officers
William B. Harrison, Jr.	671,916	*
Virginia A. Hepner	12,788	*
Paul B. Murphy, Jr.(5)(6)	511,399	*
Precious W. Owodunni	2,629	*
Marc J. Shapiro(7)	376,525	*
Scott M. Stuart	814,245	*
Kathy N. Waller	3,069	*
J. Thomas Wiley, Jr.	476,660	*
David F. Black	29,685	*
Thomas D. Clark	4,961	*
R.H. Holmes, IV(5)	66,909	*
Jerry W. Powell(5)	23,152	*
Sheila E. Ray	43,354	*
J. Randall Schultz	46,726	*
Valerie C. Toalson(5)	60,535	*
Samuel M. Tortorici(5)	151,911	*
All directors and executive officers, as a group (18 persons)	3,853,647

*	Less than 1%.
(1)

This information is based solely on the Schedule 13G/A filed by BlackRock, Inc., on February 4, 2020, which reported sole voting power over 18,450,320 shares, and sole dispositive power over 18,838,728 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)

This information is based solely on the Schedule 13G/A filed by The Vanguard Group, Inc. on February 12, 2020, which reported sole voting power over 121,557 shares, shared voting power over 23,342 shares, shared dispositive power over 129,196 shares and sole dispositive power over 12,832,409 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

This information is based solely on the Schedule 13G filed by Shapiro Capital Management LLC on February 14, 2020, which reported sole voting power over 6,152,952 shares, shared voting power over 1,011,050 shares, and shared dispositive power over 7,164.002 shares. The address of Shapiro Capital Management LLC is 3060 Peachtree Road, Suite 1555 N.W., Atlanta, GA 30305.

(4)

This information is based solely on the Schedule 13G filed by State Street Corporation., on February 14, 2020, which reported shared voting power over 6,370,205 shares, and shared dispositive power over 6,878,891 shares. The address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(5)

Includes shares of time vesting restricted stock for which executives receive dividend equivalents but do not have power to vote until vested: Murphy - 94,660, Holmes - 38,829, Powell - 3,850, Toalson - 35,829 and Tortorici - 45,616.

(6)	Includes 1,309 shares owned by Platform Partner, LLC allocated to Mr. Murphy’s account.
(7)	Includes 2,000 shares held by a trust for the benefit of Mr. Shapiro’s sister for which he is the co-trustee and therefore may be deemed to be the beneficial owner of such shares.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis reviews the objectives and elements of the Company’s executive compensation program and discusses the 2019 compensation earned by our “named executive officers.” It also explains the Compensation Committee’s 2019 decisions. Our named executive officers with policy-making authority, along with their titles, as of December 31, 2019 are noted below:

Name	Position
Paul B. Murphy, Jr.	Director, Chairman and Chief Executive Officer
Valerie C. Toalson	Executive Vice President, Chief Financial Officer
Samuel M. Tortorici	President
R. H. “Hank” Holmes, IV	Executive Vice President
Jerry W. Powell	Executive Vice President, General Counsel and Secretary

Executive Summary

2019 Business Overview

2019 marks a significant growth milestone through the merger of State Bank Financial Corporation and its wholly owned subsidiary, State Bank and Trust Company, a Georgia franchise, on January 1, 2019. Our total assets grew from $12.7 billion to $17.8 billion during 2019 as a result of the merger and continued organic growth. Focusing on integration activities, we also set new revenue records, exceeded our goals for retaining acquired clients and attained our stated goals for reduction in State Bank costs. Our leadership team remained focused and stable, and we added significant new senior leadership talent to our team in the successful hires of a Chief Risk Officer and a Chief Talent Officer. Financial highlights for 2019 include:

•

Net income for the year ended December 31, 2019 of $202.0 million or $1.56 per diluted common share (“per share”), compared to $166.3 million or $1.97 per share for the year ended December 31, 2018. Net income was negatively affected by a higher provision for credit losses related to certain credits in the Restaurant, Energy, and General Commercial & Industrial loan (C&I) categories. We also incurred $28.5 million in merger related expenses in 2019.

•	Total operating revenue(1) for 2019 was $782.1 million, up 62.1% from 2018 which reflected the business growth during the period as well as the impact of the State Bank merger.

•	Returns on average assets and tangible common equity(1) for 2019 were 1.14% and 12.40%, respectively, as compared to 1.45% and 15.93%, respectively, for 2018.

•

Shareholders’ equity was $2.5 billion at December 31, 2019, an increase of $1.0 billion or 71.1% from December 31, 2018. Total assets were $17.8 billion as of December 31, 2019, an increase of $5.1 billion or 39.7% from December 31, 2018. Loans at December 31, 2019 totaled $13.0 billion as compared to $10.1 billion at December 31, 2018, an increase of $2.9 billion or 29.1%.

•	Total deposits at December 31, 2019 were $14.7 billion as compared to $10.7 billion at December 31, 2018, an increase of $4.0 billion or 37.7%.

•

Our adjusted efficiency ratio(1) for the full year of 2019 was 48.6% as compared to 49.6% for 2018, reflecting efficiencies from the State Bank merger combined with continued focus on an efficient operating platform.

(1)

See the section entitled “Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2019 for a reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measure.

2019 Compensation Highlights

Since our IPO in 2017, our Company has experienced significant growth. At the same time, the structure of our executive compensation program has been evolving to ensure that it keeps pace with and supports our business strategy and compensation philosophy: to attract and retain high-caliber senior executives in a competitive environment and to align our named executive officers’ interests with those of our stockholders.

In May 2019, when our stockholders had their first opportunity to vote on our named executive officer compensation (say-on-pay), approximately 91% of votes cast were for approval of our named executive officer compensation. This strong level of support validated the overall structure of our executive compensation program. It also reinforced that our investors understand the importance of keeping our leadership team stable and focused on shareholder value creation, especially as our business continues to grow at a rapid pace. Additionally, stockholders had their first opportunity to vote on the frequency of the say-on-pay vote and the stockholders approved the Company’s recommendation to hold annual say-on-pay votes in order to ensure stockholder feedback on compensation programs is regularly taken into account.

2019 One-Time Equity Award: Driving Performance and Increasing Stock Ownership. Against this backdrop, in January 2019 the Compensation Committee approved a one-time equity award, which was primarily designed as a final action to address historical compensation levels, which were near the 25th percentile of our peers. The Compensation Committee also sought to address specific issues related to our equity practices and stockholder alignment:

•

Place a highly significant focus on driving performance, specifically stockholder value. Half (50%) of the one-time equity award was granted using premium stock options. The Compensation Committee chose this equity vehicle because it is directly linked to the Company’s stock price. The option exercise price represents a 15% premium to the grant date market value of the stock, requiring significant improvements in stock performance over the option term of seven years.

•

Increase management ownership interest in the Company. Half (50%) of the award was granted using time-based restricted stock. Restricted stock supports the Company’s leadership retention objectives, especially during the time that the market value of the stock is below the exercise price of the options. It also drives our culture of ownership by increasing stock holdings. The Compensation Committee also implemented rigorous stock retention and ownership guidelines (see below).

These equity-based awards are not part of the regular, ongoing executive compensation program:

	Time-Based Restricted Stock		Premium Performance Stock Options
Name	Number of Shares (units)	Value of Shares ($)	Number of Options (units)	Value of Options(1) ($)
Paul B. Murphy, Jr.	94,568	1,663,451	724,485	1,677,625
Valerie C. Toalson	33,875	595,861	259,517	600,941
Samuel M. Tortorici	44,298	779,202	339,368	785,845
R. H. “Hank” Holmes, IV	36,481	641,701	279,478	647,162
Jerry W. Powell	—		—

(1)

Options were granted on January 15, 2019 and, an additional grant on February 5, 2019 was made in order to fulfill the directive of the Compensation Committee regarding the target grant date value of these one-time performance-based awards. The options vest over three years and expire in seven years. Mr. Murphy received 647,736 options, Ms. Toalson received 232,024 options, Mr. Tortorici received 303,415 options and Mr. Holmes received 249,873 options on January 15, 2019 with an exercise price of $20.23. Mr. Murphy received 76,749 options, Ms. Toalson received 27,493 options, Mr. Tortorici received 35,953 options and Mr. Holmes received 29,605 options on February 5, 2019 with an exercise price of $22.11.

The Compensation Committee also approved and implemented new stock retention and ownership guidelines, as follows:

Executive	Ownership Requirement
Chief Executive Officer	Five x base salary
President, Chief Financial Officer and President of Cadence Bank	Two x base salary
Other Section 16 officers	One x base salary

Ownership includes shares owned directly, shares owned indirectly, time-vesting restricted stock or time-vesting restricted stock units granted under the Company’s incentive plans and unexercised stock options that are vested and in-the-money. Ownership does not include unearned performance shares, unvested options or options not in-the-money. The accumulation period is five-years and requires the rentention of fifty percent of shares earned through equity-based compensation.

Actions taken in 2018 and 2019 by the Compensation Committee, in consultation with Pearl Meyer, have addressed peer market compensation and stockholder alignment concerns. For 2020, our compensation program will include its regular total direct compensation components as described below.

2019 Regular Executive Compensation Program Decisions. Our annual executive compensation program is intended to be based on a foundation of good governance and market-best practices (see Compensation Design and Governance Practices below), which, in addition to our performance results, drive the Compensation Committee’s decision-making process. To this end, and with the support of analysis provided by its independent compensation consultant, Pearl Meyer, the Compensation Committee made the following decisions pertaining to the regular executive compensation program for 2019:

Base Salary	Adjusted base salaries for certain named executive officers to the 50th percentile of the peer market data as provided by Pearl Meyer.

Annual Cash Incentives	Established performance objectives for the 2019 annual cash incentive plan.

Reflective of our 2019 performance, actual cash incentive payouts were below target – between 59.1% and 73.2%. These results include a discretionary downward adjustment for credit issues affecting net income.

Long-Term Incentives	Approved regular annual equity awards, of which the value was split evenly between performance-based restricted stock units and time-based restricted stock units.

Verified and approved long-term cash awards under a 2016 performance-based grant, of which half of the award was tied to the value of Phantom A Units (described below) and the remainder of the award was tied to achieving a cumulative three-year pre-tax, pre-loan provision income goal.

Employment Agreements	No changes were made.

CEO Pay At-A-Glance: Reported v. Realized Pay

In establishing the Company’s executive compensation program in general and our CEO’s compensation in particular, the Compensation Committee considers the difference between the CEO’s total compensation as reported in the Summary Compensation Table (“reported pay”) and the CEO’s realized compensation. In the illustration below, total realized compensation consists of the following: base salary in the year it is earned; annual cash bonus paid in the year it is earned; long-term performance cash award paid in the year it is earned; the value realized upon exercise of stock options; the value of restricted stock vested during the year; and other compensation related to benefits. The stock price used in realized pay reflects the price on the date equity is vested and the value received by the recipient, while the equity value listed in the Summary Compensation Table reflects the stock price on the date of grant. Since 2017, our CEO’s realized pay was consistently lower than reported pay, demonstrating the “at-risk” nature of his compensation and our program’s pay-for-performance design.

Compensation Design and Governance Practices

The Compensation Committee has designed our executive compensation program to align with the long-term interests of our stockholders. Below we summarize certain practices we have implemented to drive performance and those we have not implemented because we do not believe they would serve our stockholders’ long-term interests.

What We Do
Pay-for-Performance	A significant portion of pay for our executive officers is subject to the attainment of key performance objectives.

Risk Management	We annually review our compensation programs to ensure that they do not encourage excessive risk-taking.

Caps on Annual Cash	Our annual cash incentive payments are subject to caps on amounts earned.

Incentive Payments Clawback	Our Compensation Committee has adopted a recoupment policy and our 2015 Amended and Restated Omnibus Incentive Plan provides for a clawback under applicable conditions as required by law.

Compensation Consultant	We engage an independent compensation consultant to assist in the development of our executive compensation program and to provide information on market trends and developments.

What We Don’t Do
Excise Tax Gross-Ups	We do not provide excise tax gross-ups on benefits under any employment or change in control provisions or agreements.

Excessive Perquisites	The perquisites offered to our executive officers are limited and primarily serve to enhance our executives’ business development activities.

Permit Hedging	Executives are not permitted to hedge Company securities.

Allow Pledging	Executives are not permitted to pledge Company securities.

What Guides Our Program

Philosophy and Objectives of Executive Compensation

The philosophy underlying our executive compensation program is to foster long-term business success by driving performance and growth, attracting and retaining experienced executives in a competitive environment and aligning our named executive officers’ interests with those of our stockholders. The objectives of the executive compensation program are to:

•

Provide internal and external fairness so that we may attract and retain qualified executives in a competitive market, with compensation that is in line with industry peers and that reflects the individual’s contribution, experience and performance level;

•	Link a significant portion of executive compensation to Company performance through short- and long-term incentive opportunities; and

•

Align the long-term interests of our executive officers with those of our stockholders by establishing performance goals that incent sustainable, profitable growth, without encouraging unreasonable risk-taking that may impact long-term value or be inconsistent with the safety and soundness of the Company.

Elements of Compensation

Our executive compensation program is designed to support the alignment of pay with performance and encourage the creation of long-term stockholder value with appropriate risk management. Accordingly, our program includes a balance of fixed and performance-based pay, cash and equity compensation, absolute and relative performance goals, and short- and long-term incentive compensation. The primary components of our 2019 named executive officer compensation, as well as the key features of each component, are included in the table below:

Component	Objective	Link to Performance
Base Salary Fixed	• Attract and retain qualified executives • Provide a measure of income stability to allow executives to focus on execution of our strategic goals	• Based on each executive’s performance related to internal strategic objectives and responsibilities

Annual Cash Incentive Payments (“the Bonus Plan”) Variable	• Focus management on achievement of our short-term financial and operational objectives

•  Earned incentives are primarily based on quantitative performance objectives, with no more than 25% of the incentives related to qualitative objectives which the Committee considers important to our near-term financial success.

Long-Term Incentive Program Variable

•  Align executive and stockholder goals by providing management with a direct interest in our future success

•  Reward achievement of sustained long-term performance while providing adequate exposure to equity performance risk

•  One half of the equity awards granted will vest only if pre-established performance targets are met and the executive continues service with the Company.

•  One-half of the equity awards granted vest over time only if the executive continues service with the Company.

2019 Compensation Mix

Our executive compensation structure is heavily weighted toward performance-based variable pay. The following graphs reflects the mix of fixed and variable pay for our CEO and other NEOs in 2019. The graphs include the grant date fair value of the one-time equity grants. This differs from the realizable value of the premium stock options, which will only have value if the Company’s stock price exceeds the $20.33 and $22.11 exercise prices, respectively. As the two graphs below illustrate, our executive pay is heavily weighted toward components that are tied to the value of our common stock and Company performance.

Process for Determining Executive Officer Compensation

Role of the Compensation Committee

The Compensation Committee is responsible for administering our executive compensation program in a manner consistent with our compensation philosophy. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which is available on our website at www.cadencebancorporation.com.

Under the Compensation Committee’s charter, it has authority to review and approve the total compensation, including salary, bonus incentive, benefits, and other compensation, of the Chief Executive Officer and all other executive officers of the Company.

The Compensation Committee conducts an annual evaluation of the Chief Executive Officer’s performance and determines his compensation in executive sessions without the Chief Executive Officer present. Our Chief Executive Officer evaluates the performance of our other named executive officers and presents his conclusions and recommendations to the Compensation Committee. The Compensation Committee retains absolute discretion as to whether it approves the recommendations of the Chief Executive Officer or makes adjustments, as it deems appropriate.

Role of Management

Our Chief Executive Officer and other members of executive management and the Compensation Committee work together to establish, review, and evaluate performance goals for our performance-based incentive plans. While these executives provide input into our strategic goals for future performance periods, the Compensation Committee carefully reviews recommended goals before giving its final approval, and it evaluates and determines whether such performance goals have been achieved. We believe this process ensures that goals will be appropriately balanced between short- and long-term incentives and will be motivating and challenging but also attainable.

Role of Our Compensation Consultants

The Compensation Committee has the authority under its charter to appoint, obtain advice from, terminate, and approve the fees and other retention terms of advisors (including compensation consultants). For 2019, the Committee continued its engagement of Pearl Meyer as its independent compensation consultant. In this role, Pearl Meyer provided the Compensation Committee with market data, analysis and advice regarding the compensation of our independent directors, named executive officers and our other executive officers, which was used by the Compensation Committee in making the majority of its compensation-related decisions in 2019. Pearl Meyer reports directly to the Compensation Committee and does not provide any additional services to management. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules.

Role of Peer Market Data

The Compensation Committee considers several factors when determining executive compensation, including peer market data. Pearl Meyer provided the Committee with data on market compensation levels for similarly-sized banks based on a peer group and survey data. Pearl Meyer recommended revisions to the peer group due to the increase in the Company’s size as a result of the merger and organic growth. The peer group included the following 19 companies which are comparable to us in terms of asset size and business model. The Company’s assets were aligned with the median of the peer group.

Texas Capital Bancshares, Inc.	Webster Financial Corporation	PacWest Bancorp
Pinnacle Financial Partners, Inc.	Atlantic Union Bankshares Corp.	Western Alliance Bancorporation
UMB Financial Corporation	Berkshire Hills Bancorp, Inc.	Fulton Financial Corporation
Old National Bancorp	Simmons First National Corporation	Hope Bancorp, Inc.
First Midwest Bancorp, Inc.	Renasant Corporation	Columbia Banking System, Inc.
United Community Banks, Inc.	First Interstate BancSystem, Inc.	Umpqua Holdings Corporation
Cathay General Bancorp

While the Compensation Committee referenced the peer market data when evaluating compensation, it is not the only element considered. The Compensation Committee also considers performance of the executives and respective lines of business.

Our 2019 Executive Compensation Program In Detail

Base Salary

The Compensation Committee intends for the base salary of our named executive officers to provide a base level of pay for the services they provide that is competitive with comparable financial institutions.

The Compensation Committee annually reviews each executive officer’s base salary and can increase his or her salary based on performance and in compliance with regulatory standards. The Compensation Committee receives market comparisons from its compensation consultant. Based on the review conducted in January of 2019, the Compensation Committee established the base salaries of each of the named executive officers for 2019 as shown in the table below. These increases were approved by the Compensation Committee to better align compensation with the median of the market:

Name	2018 Base Salary ($)	2019 Base Salary ($)	Percent Change from 2018 Base Salary
Paul B. Murphy, Jr.	730,000	850,000	16.40%
Valerie C. Toalson	375,000	450,000	20.00%
Samuel M. Tortorici	450,000	550,000	22.22%
R. H. “Hank” Holmes, IV	400,000	500,000	25.00%
Jerry W. Powell	285,000	300,000	5.30%

During 2020, the Compensation Committee does not intend to increase base pay for Messrs. Murphy, Tortorici, Holmes and Ms. Toalson.

Annual Cash Incentive Payments (the “Bonus Plan”)

Annual cash incentive compensation is an integral component of our total compensation program that links executive decision-making and performance with our annual strategic objectives. We use this component to focus management on our most important near-term priorities—financial, operating, compliance and safety and soundness—that support our overall strategy and build stockholder value. The Bonus Plan is intended to provide an incentive for superior work and to motivate eligible executives of the Company toward even greater achievement and business results, to tie their goals and interests to those of ours and our stockholders, and to enable us to attract and retain highly qualified executives. Under the Bonus Plan, the amount of each named executive officer’s potential incentive payment that can be earned at the threshold, goal and above goal levels is determined as a percentage of the named executive officer’s base salary. Each named executive officer’s target (goal) annual incentive opportunity, expressed as a percentage of their base salary and as a dollar amount, is summarized below:

Name	Target (Goal) Annual Incentive Opportunity (as a % of Base Salary)	Target (Goal) Annual Incentive Opportunity ($)
Paul B. Murphy, Jr.	125%	1,062,500
Valerie C. Toalson	100%	450,000
Samuel M. Tortorici	100%	550,000
R. H. “Hank” Holmes, IV	100%	500,000
Jerry W. Powell	50%	150,000

Under the Bonus Plan, as soon as practicable at the beginning of each fiscal year, the Compensation Committee, in consultation with our Chief Executive Officer or his designees, selects key measurable performance objectives, which will be used to determine the actual incentive cash payment to be awarded to our executive officers upon the achievement of the selected performance objectives. The performance objectives for the 2019 Bonus Plan include adjusted corporate net income and deposit growth and quality (as described below) and other individual goals.

The Compensation Committee establishes threshold, goal and above goal performance levels and weights for each selected performance objective under the Bonus Plan. The weight, stated as a percentage, indicates the maximum percentage of the total potential threshold, goal or above goal incentive payment that can be earned for achieving each performance objective at the set performance levels. If performance is below the threshold level for any particular performance objective, no payment will be earned; however, payment will be earned for other performance objectives that are achieved at least at a threshold level of performance. Above goal represents the maximum level of performance at which, if achieved, a payment is earned on each performance objective. If performance exceeds the above goal level for any performance objective, no further incentive above the above goal incentive for such performance objective is earned.

Performance	Goal Attainment	Payout Factor
Below Threshold	<70%	0%
Threshold	70%	25%
Goal	100%	100%
Above Goal	120%	150%

Actual performance between threshold, goal and above goal performance levels is interpolated to determine the amount of payment based on relative achievement of the performance objectives.

Individual goals included performance measures relating to transparency in board reporting, overall organizational leadership, maintaining satisfactory relationships with regulators, and overall goals within the individual’s direct reporting units. Additionally, the Committee added deposit-related goals which specifically address growth and deposit quality during 2019. The quality of deposits is determined through a relative measure of noninterest-bearing deposits as a percentage of total deposits, cost of deposits, deposits per branch and deposits per employee utilizing a select peer group. Weighting for each executive for the various performance objectives follows:

Name	Corporate Net Income	Deposit Growth	Deposit Quality	Individual Goals
Paul B. Murphy, Jr.	60%	15%	10%	15%
Valerie C. Toalson	60%	15%	10%	15%
Samuel M. Tortorici	60%	15%	10%	15%
R. H. “Hank” Holmes, IV	60%	15%	10%	15%
Jerry W. Powell	60%	15%	10%	15%

In determining the actual incentive compensation earned by our named executive officers, the Compensation Committee approved awards based, in part, on the actual achievement of the corporate goals, as set forth below:

Goals	Target	Results	% of Target Achieved
Adjusted Net Income	$250.20 million	$203.05 million	81.2%
Growth in period end average deposits	$14.44 billion in average December 2019 deposits excluding brokered funds	$14.56 billion in average December 2019 deposits excluding brokered funds	100.8%

Additionally, the named executive officers attained 100% of the target for improvement in deposit quality.

Finally, for the 2019 bonuses, the Compensation Committee made a discretionary reduction to the bonus payments for certain executives with credit-making authority because of the credit issues that arose during the year which negatively impacted net income. The percentage awarded to each named executive officer for each goal and the percentage of discretionary reduction, along with our named executive officers’ annual incentive payments earned for 2019, are set forth in the table below:

Name	Corporate Net Income (%)	Deposit Growth (%)	Deposit Quality (%)	Individual Objectives (%)	Discretionary Reduction	Percentage of Goal	Payment
Paul B. Murphy, Jr.	31.7%	16.5%	10.0%	15.0%	-14.1%	59.1%	627,593
Valerie C. Toalson	31.7%	16.5%	10.0%	15.0%	—	73.2%	329,333
Samuel M. Tortorici	31.7%	16.5%	10.0%	15.0%	-11.0%	62.2%	342,141
R. H. “Hank” Holmes, IV	31.7%	16.5%	10.0%	11.3%	-7.2.0%	62.2%	311,037
Jerry W. Powell	31.7%	16.5%	10.0%	15.0%	—	73.2%	109,778

The Compensation Committee will, on an annual basis, continue to review its annual cash incentive plans and award measurement methods and update the Bonus Plan as warranted to maintain the effectiveness of the plan as a key performance-based component of our overall executive compensation program. The Compensation Committee expects that the selected objectives, performance measures, and target levels will continue to evolve based on our strategic objectives, market conditions, new regulations and the regulatory review process.

Long-Term Incentive Program

Our compensation philosophy strongly embraces the concept that management works in the best interests of stockholders when management also has an ownership stake in the Company. We have used the equity grant alternatives under our Amended and Restated Cadence Bancorporation 2015 Omnibus Incentive Plan, which we refer to as the “2015 Omnibus Plan,” to support this philosophy.

In general, we have implemented equity-based incentives to:

•	encourage management to continue in the long-term service of the Company;

•	give management a more direct interest in the future success of the operations of the Company;

•	attract outstanding individuals for leadership positions; and

•	retain and motivate those individuals by providing awards for superior performance, increase in responsibilities or expansion of roles.

2019 Equity Grants

In 2019, our named executive officers received restricted stock grants that vest over a three-year period, with the exception of Mr. Powell’s award which vests over a four-year period. One-half of these grants will vest ratably over the applicable vesting period if the executive is employed on the anniversary date of the grant each year. The other half will cliff vest at the end of the same vesting period depending on performance against specific objectives (“performance shares”). The performance shares may vest within a range of 0% to 200% of the number of target shares depending upon performance results.

One performance measure was established for the 2019 grant of performance shares: Core Return on Average Assets “Core ROAA” which measures core net income divided by average total assets. Net income for this purpose is defined as net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of held to maturity and available for sale securities, amortization of intangibles goodwill and nonrecurring items. The Core ROAA relative performance will be measured as compared to peers on the KBW Regional Bank Index (KRX) as follows:

	Threshold	Target	Outstanding
Core ROAA	Peer group 25th percentile	Peer group 50th percentile	Peer group 100th percentile
Award Value as % of Target Shares	25%	100%	200%

With the exception of Mr. Powell, relative performance is measured over the entire performance period. For Mr. Powell, the Core ROAA measure is based on calendar year results for 2019 through 2022. Results will be measured annually and cumulatively at the end of the performance period. Shares will be awarded at the greater of the sum of the annual payout rates or the payout rate based on cumulative performance. For long-term incentive grants to be made in 2020, the Compensation Committee increased the target award level to the 60th percentile of the peer group.

Vesting of Previous Awards

During 2019, a long-term incentive grant awarded in 2016 vested. One-half of the award was equity-based and tied to the value of Phantom A Units at vesting. The value of a Phantom A Unit at vesting was $1,787.48. The other half of the grant was tied to a performance factor. This factor was contingent upon attainment of a cumulative three-year pre-tax, pre-loan provision income goal of $500 million, with an actual attainment of $583.97 million or 116.79% of goal. Based on performance, the named executive officers received the following payments in cash under this incentive grant:

	Phantom A Units		Performance Units
Name	Target Phantom A Unit Value ($)	Payout Phantom A Unit Factors ($)(1)	Target Performance Factors ($)	Payout Performance Factors ($)(2)
Paul B. Murphy, Jr.	250,000	478,412	250,000	375,000
Valerie C. Toalson	75,000	143,524	75,000	112,500
Samuel M. Tortorici	150,000	287,047	150,000	225,000
R. H. “Hank” Holmes, IV	87,500	167,400	87,500	131,250
Jerry W. Powell	37,500	71,762	37,500	56,250

(1)

Phantom A stock is an award measured on the value of the common stock without conferring ownership in a company. The value of Phantom A Units is based on the number of units at $1,787.48 per unit. Units granted under the long-term incentive award rounded to the nearest whole unit were as follows: Mr. Murphy—268, Ms. Toalson—80, Mr. Tortorici—161, Mr. Holmes—94 and Mr. Powell—40. These units are also reflected in a table included in the section Options Exercised and Stock Vested During Fiscal 2019 Table elsewhere in this Proxy Statement.

(2)	Values earned are also included on the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column elsewhere in this Proxy Statement.

During 2019, a portion of time-based restricted stock awards made in 2018 and early 2019 vested. The number of shares vesting in 2019 and the aggregate dollar value realized upon vesting of stock is reflected below:

Name	Number of shares acquired on vesting (#)	Value Realized on Vesting ($)
Paul B. Murphy, Jr.	29,380	558,080
Valerie C. Toalson	10,826	205,507
Samuel M. Tortorici	13,904	264,047
R. H. “Hank” Holmes, IV	11,635	220,876
Jerry W. Powell	628	11,649

Other Programs, Policies, and Guidelines

Retirement Plans

Cadence Bank 401(k) Plan

Our named executive officers are each eligible to participate in our 401(k) plan, which is designed to provide retirement benefits to all eligible full-time and part-time employees. Our 401(k) plan provides employees with the opportunity to save for retirement on a tax-deferred basis, and permits employees to defer between 1% and 50% of eligible compensation, subject to statutory limits. Participants who are at least 50 years old are also entitled to make “catch-up” contributions, subject to certain limitations. Under the 401(k) plan, we are permitted to make both discretionary matching contributions and discretionary profit-sharing contributions. Any discretionary matching contributions vest immediately, while any discretionary profit-sharing contributions vest in equal installments over five years, subject to continued employment. Employees are fully vested in any contributions they make immediately. During 2019, we made an additional one-time discretionary match of 50% of the first 1% deferred from eligible earnings during 2018 for all employees. Beginning with the fiscal year 2019, our matching contribution to all participants was modified to include 100% of the first 5% of payroll deferrals.

Cadence Bancorporation Deferred Compensation Plan

The Cadence Bancorporation Deferred Compensation Plan, which we refer to as our “Deferred Compensation Plan,” is a nonqualified deferred compensation plan that permits certain officers and employees of the Company and its affiliates to defer income beyond the amounts permitted under the Company’s 401(k) plan. Under the Deferred Compensation Plan, a participant may elect to defer an amount not to exceed 25% of his or her basic compensation (i.e., base salary and any commissions) and up to 100% of his or her bonus, subject to certain limitations, until a fixed future date or his or her retirement. In our sole discretion, we may make additional contributions to participants’ accounts, which need not be uniform among participants. Any such contributions we make may be subject to vesting and forfeiture. No executives participated in the Deferred Compensation Plan nor did we make any discretionary contributions during fiscal 2019 under the Deferred Compensation Plan. We have also established a rabbi trust with respect to our Deferred Compensation Plan to which we contribute participants’ deferred amounts and any amounts contributed by us to the participants’ accounts. The Cadence Bancorporation Deferred Compensation Plan does not provide for above-market or preferential earnings.

Employment Agreements

As described below under “Executive Compensation—Employment Agreements with Named Executive Officers,” we have entered into employment or change of control agreements with our named executive officers. Our employment and change of control agreements are designed to encourage and reinforce the continued attention and dedication of our named executive officers to their assigned duties without undue concern regarding their job security.

Other Compensation and Benefits

Perquisites

The Company does not provide excessive perquisites to its executive officers, and those perquisites offered are business-related and granted to facilitate the efficiency and productivity of our executive officers.

Health and Welfare Plans

Our named executive officers are eligible to participate in our company-provided benefit plans and programs, including medical, life, and disability plans, on the same basis as other full-time employees of the Company.

Employee Stock Purchase Plan

In 2018, we adopted (and our stockholders approved) the 2018 Employee Stock Purchase Plan, which we refer to as the “ESPP,” an employee stock purchase plan intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended. Our named executive officers are eligible to participate in the ESPP on the same basis as other full-time employees of the Company.

Recovery and Recoupment Provisions

The 2015 Omnibus Plan provides that all awards granted under the 2015 Omnibus Plan will be subject to any clawback, recoupment, or forfeiture provisions required by applicable law as in effect from time to time, or otherwise adopted by our Board of Directors (or a committee thereof). In November 2019, the Compensation Committee adopted a recoupment policy, which is intended to comply with the “clawback” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The recoupment policy is available on our website at www.cadencebancorporation.com.

Effect of Compensation Policies and Practices on Risk Management and Risk-Taking Incentives

The Compensation Committee with the assistance of senior management annually reviews our compensation and incentive plans, policies, and programs made available to our named executive officers and to all other employees of the Company to seek to ensure that they do not provide incentives to the Company’s employees to take risks that are reasonably likely to have a material adverse effect on the Company. In connection with this review, the Compensation Committee reviews the Company’s compensation strategy and risk mitigation components of the incentive plans and policies to ensure the appropriate balance of compensation opportunities and risk. Performance measurements and criteria used for determining the amount of awards earned under the various incentive plans are documented each year and reviewed by representatives of Enterprise Risk, Audit, Executive Management and Human Resources. All payment requests are subject to validation by Human Resources prior to payment. None of our incentive plans for our retail or commercial bankers reward employees based on volume of accounts established. Instead, those incentive plans focus on net contribution margin, deposit growth, loan growth, other revenue generated and referrals to other Company lines of business, as appropriate for each employee’s roles and responsibilities.

Based on our review, we believe that our compensation policies and practices are consistent with those of similar bank holding companies and their banking subsidiaries and are intended to encourage and reward performance that is consistent with sound practice in the industry and do not encourage excessive risk taking. Our incentive plans provide employees with appropriate incentives that balance risk and reward, are compatible with effective controls and risk management and are supported by strong corporate governance, including active and effective oversight by management and our Board of Directors.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained in this Proxy Statement with our management. Based upon that review and those discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

William B. Harrison, Jr. (Chairman)
J. Richard Fredericks
Scott M. Stuart
Marc J. Shapiro
Kathy N. Waller

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation earned by our named executive officers for the years ended December 31, 2019, 2018, and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Comp	Total ($)
Paul B. Murphy, Jr.	2019	850,000	0	2,725,951	1,677,625	1,002,593	199,717	6,455,886
Chief Executive Officer	2018	730,000	2,000,000	912,500	0	1,380,748	70,324	5,093,572
	2017	675,000	1,160,156	250,000	0		29,229	2,114,385

Valerie C. Toalson	2019	450,000	0	1,045,861	600,941	441,833	53,921	2,592,556
Executive Vice President,	2018	375,000	1,219,628	375,000	0	537,431	18,311	2,525,370
Chief Financial Officer(5)

Samuel M. Tortorici	2019	550,000	0	1,329,202	785,845	567,141	458,884	3,691,071
President	2018	450,000	1,665,869	450,000	0	709,806	107,720	3,383,395
	2017	425,000	584,375	150,000	0	121,245	12,374	1,292,994

R. H. “Hank” Holmes, IV	2019	500,000	0	1,141,701	647,162	442,287	53,921	2,799,262
Executive Vice President	2018	400,000	1,314,245	400,000	0	595,646	35,048	2,744,939
	2017	375,000	502,879	125,000	0	70,276	30,827	1,104,432

Jerry W. Powell	2019	296,250	0	100,000	0	166,028	27,404	589,682
Executive Vice President,	2018	285,000	0	100,000	0	215,556	25,650	626,206
General Counsel and Secretary(5)

(1)

Amounts in this column reflect the specially designated bonus under the Executive Bonus Plan, granted to our named executive officers in 2018 and other bonus payments related to 2017. See “Compensation Discussion and Analysis—One-Time Cash Awards: Right-Sizing Pay for Performance” and “Elements of Compensation—Annual Cash Incentive Payments” found in the 2019 proxy statement. For Mr. Tortorici, the 2018 amount also reflects a one-time relocation bonus of $70,771 that was paid in connection with his relocation to Atlanta, Georgia following our merger with State Bank and $200 in incentive referrals. For Mr. Holmes, the 2018 amount also includes $800 in incentive referrals.

(2)

Amounts in this column represent the aggregate grant date fair values of awards granted during the fiscal years ended December 31, 2019, 2018, and 2017, computed in accordance with FASB ASC 718. For a discussion of valuation assumptions used in calculating the amounts for fiscal years 2019, 2018, and 2017, see Note 23 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. For 2019, this column reflects the grant date fair value for both grants of time-based restricted stock units and grants of performance-based restricted stock units awarded to our named executive officers during that period. The value of the performance-based restricted stock units for 2018 and 2019 has been determined based on an assumed vesting at target levels. The following is the maximum grant date fair value for each of the following named executive officers if, due to the Company’s performance during the applicable performance cycle, the performance-based restricted stock units vest at their maximum level for both the 2018 and 2019 grants respectively: Mr. Murphy—$912,500 and $1,062,500; Ms. Toalson—$375,000 and $450,000; Mr. Tortorici—$450,000 and $500,000; Mr. Holmes—$400,000 and $450,000; and Mr. Powell—$100,000 and $100,000.

(3)

For 2019, 2018 and 2017, amounts in this column reflect long-term cash performance awards granted under the Cadence Bank 2013 Long-Term Incentive Plan in 2016, 2015 and 2014 that were earned in 2019, 2018 and 2017, respectively. Additionally, for 2018 and 2019, the amounts include annual cash incentive payments. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Cash

Incentive Payments” elsewhere in this Proxy Statement. No amounts were paid with respect to long-term performance cash award granted under the Cadence Bank 2013 Long-Term Incentive Plan in 2016.
(4)	The amounts in this column for 2019 consisted of the following:

Name	Country Club	Auto Allowance	Split-Dollar Earnings	401(k) Match	Life Insurance	Dividend Equivalents	Other(a)	Total
Paul B. Murphy, Jr.	91,848	6,000	700	11,000	2,064	88,104	—	199,717
Valerie C. Toalson	7,800	—	—	11,000	1,104	33,418	600	53,921
Samuel M. Tortorici	—		450	11,000	1,104	42,534	403,796	458,884
R. H. “Hank” Holmes, IV	13,820	6,000	315	11,000	720	36,256	—	68,112
Jerry W. Powell	—	6,000	1,800	11,000	5,753	2,351	500	27,404

(a)

Amount in this column includes $402,796 related to Mr. Tortorici’s required relocation to Atlanta, Georgia from Birmingham, Alabama. The amount includes all closing costs as well as a settlement for the difference in the selling price of his home and the average of two independent appraisals obtained by the Company. The Company chose to reimburse Mr. Tortorici for the difference rather than purchase the home as the Company agreement required and Mr. Tortorici agreed. Additionally, this amount includes $1,000 in matching contributions to a Health Savings Account. For Ms. Toalson and Mr. Powell, amounts include the matching contributions to a Health Savings Account.

(5)	Ms. Toalson and Mr. Powell first became named executive officers in fiscal 2018.

Grants of Plan-Based Awards in Fiscal 2019

The table below provides information regarding equity and non-equity incentive awards granted to our named executive officers in 2019.

Name	Grant Date	Estimated Future Payouts Under Non-equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum
Paul B. Murphy, Jr.		265,625	1,062,500	1,593,750
	01/15/19				7,551	30,202	60,404	124,770	647,736	20.23	4,211,857
	02/05/19								76,749	20.11	191,719
Valerie C. Toalson		112,500	450,000	675,000
	01/15/19				3,198	12,791	25,582	46,666	232,024	20.23	1,578,124
	02/05/19								27,493	20.11	68,678
Samuel M. Tortorici		137,500	550,000	825,000
	01/15/19				3,909	15,624	31,268	59,932	303,415	20.23	2,025,236
	02/05/19								35,953	20.11	89,811
R.H. “Hank” Holmes, IV
	01/15/19				3,553	14,213	28,426	50,694	249,873	20.23	1,714,910
	02/05/19								29,605	20.11	73,953
Jerry W. Powell		37,525	150,000	225,000
	04/01/19				648	2,591	5,182	2,591			50,000

(1)

Amounts shown under Estimated Future Payouts under Non-Equity Incentive Plan Awards represent the threshold, target, and maximum payment levels under the Bonus Plan for 2019. If the threshold level is not attained, no bonus is paid under the Bonus Plan.

(2)

Amounts shown under Estimated Future Payouts under Equity Incentive Plan Awards represent the threshold, target, and maximum payment levels for performance-based restricted stock units granted in 2019, as described in “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Program—2019 Equity Grants” elsewhere in this Proxy Statement.

(3)

Amounts in this column represent time-based restricted stock units granted to the named executive officer in 2019, as described in “Compensation Discussion and Analysis—Elements of Compensation— Long-Term Incentive Program—2019 Equity Grants” elsewhere in this Proxy Statement.

(4)

Represents the aggregate grant date fair values of awards granted during the fiscal year ended December 31, 2019, computed in accordance with FASB ASC 718. For a discussion of valuation assumptions used in calculating the amounts for fiscal year 2019, see Note 23 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The value of the performance-based restricted stock units has been determined based on the grant date fair value of the target performance-based restricted stock units awarded, which is the performance the Company believed as of the grant date was most likely to be achieved under the grants.

Employment Agreements with Named Executive Officers

We have entered into employment agreements with each of our named executive officers other than Mr. Powell (who is party to a change of control agreement). The following is a summary of the material terms of each such agreement.

Paul B. Murphy, Jr.

On February 1, 2015, we entered into an employment agreement with Mr. Murphy pursuant to which he serves as our Chief Executive Officer, Chairman and a member of our board of directors. The employment agreement provides for an initial term of one year and automatic annual renewals thereafter unless either party provides notice of non-renewal at least 90 days prior to the renewal date (in which case the term will end on the first anniversary of the renewal date). Under the employment agreement, Mr. Murphy is entitled to an annual base salary of no less than $625,000 and is eligible to receive an annual incentive payment for each fiscal year, with the target incentive opportunity being equal to 100% of his base salary (which opportunity was subsequently increased to 125% of his base salary) and the maximum incentive opportunity being equal to 150% of his base salary. Mr. Murphy is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with our established policies and to participate in equity or other long-term compensation programs at the discretion of the Compensation Committee of our Board of Directors. In addition, Mr. Murphy’s employment agreement provides for certain severance benefits in the event of a qualifying termination of employment and certain payments in connection with a “change in control” of the Company. See “—Potential Payments upon a Termination of Employment or a Change in Control” below.

Valerie C. Toalson

On February 1, 2015, we entered into an employment agreement with Ms. Toalson (which was amended and restated on March 14, 2017) pursuant to which she serves as Chief Financial Officer of the Company and Cadence Bank. The employment agreement provides for an initial term of one year and automatic annual renewals thereafter unless either party provides notice of non-renewal at least 90 days prior to the renewal date (in which case the term will end on the first anniversary of the renewal date). Under the employment agreement, Ms. Toalson is entitled to an annual base salary of no less than $350,000 and is eligible to receive an annual incentive payment for each fiscal year, with the target incentive opportunity being equal to 100% of her base salary. Ms. Toalson is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with our established policies and to participate in equity or other long-term compensation programs at the discretion of the Compensation Committee of our Board of Directors. In addition, Ms. Toalson’s employment agreement provides for certain severance benefits in the event of a qualifying termination of employment and certain payments in connection with a “change in control” of the Company. See “—Potential Payments upon a Termination of Employment or a Change in Control” below.

Samuel M. Tortorici

On February 1, 2015, we entered into an employment agreement with Mr. Tortorici (which was amended and restated on March 14, 2017) pursuant to which he serves as our President and the Chief Executive Officer of Cadence Bank. The employment agreement provides for an initial term of one year and automatic annual renewals thereafter unless either party provides notice of non-renewal at least 90 days prior to the renewal date (in which case the term will end on the first anniversary of the renewal date). Under the employment agreement, Mr. Tortorici is entitled to an annual base salary of no less than $425,000 and is eligible to receive an annual incentive payment for each fiscal year, with the target incentive opportunity being equal to 100% of his base salary and the maximum incentive opportunity being equal to 150% of his base salary. Mr. Tortorici is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with our established policies and to participate in equity or other long-term compensation programs at the discretion of the Compensation Committee of our Board of Directors. In addition, Mr. Tortorici’s employment agreement provides for certain severance benefits in the event of a qualifying termination of employment and certain payments in connection with a “change in control” of the Company. See “—Potential Payments upon a Termination of Employment or a Change in Control” below.

R. H. “Hank” Holmes, IV

On February 1, 2015, we entered into an employment agreement with Mr. Holmes (which was amended and restated on March 14, 2017) pursuant to which he serves as our Executive Vice President and the President of Cadence Bank. The employment agreement provides for an initial term of one year and automatic annual renewals thereafter unless either party provides notice of non-renewal at least 90 days prior to the renewal date (in which case the term will end on the first anniversary of the renewal date). Under the employment agreement, Mr. Holmes is entitled to an annual base salary of no less than $350,000 and is eligible to receive an annual incentive payment for each fiscal year, with the target incentive opportunity being equal to 100% of his base salary. Mr. Holmes is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with our established policies and to participate in equity or other long-term compensation programs at the discretion of the Compensation Committee of our board of directors. In addition, Mr. Holmes’s employment agreement provides for certain severance benefits in the event of a qualifying termination of employment and certain payments in connection with a “change in control” of the Company. See “—Potential Payments upon a Termination of Employment or a Change in Control” below.

Jerry W. Powell

Mr. Powell does not have an employment agreement; however, Mr. Powell is party to a change of control agreement, which provides for certain severance benefits in the event of a qualifying termination of employment following a “change of control” of the Company. See “—Potential Payments upon a Termination of Employment or a Change in Control” below.

Outstanding Equity Awards at Fiscal 2019 Year-End

The following table provides information regarding outstanding equity awards held by each of our named executive officers on December 31, 2019 (rounded to the nearest whole share or unit, as applicable). Except as otherwise indicated below, values are computed using a per share price of $18.13 (the closing price of our common stock on the New York Stock Exchange on December 31, 2019).

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($)
Paul B. Murphy, Jr.	647,736			20.23	01/14/26
	76,749			22.11	02/04/26
						12,500	(2)	226,625
						11,479	(3)	208,114
									17,217	(6)	312,144
						70,926	(4)	1,285,888
						30,202	(5)	547,562
									30,202	(7)	547,562
Valerie C. Toalson	232,024			20.23	01/14/26
	27,493			22.11	02/04/26
						5,000	(2)	90,650
						4,717	(3)	85,528
									7,075	(6)	128,278
						25,407	(4)	460,629
						12,791	(5)	231,901
									12,791	(7)	231,901
Samuel M. Tortorici	303,415			20.23	01/14/26
	35,953			22.11	02/04/26
						7,500	(2)	135,975
						5,661	(3)	102,626
									8,491	(6)	153,934
						33,224	(4)	602,351
						15,634	(5)	283,444
									15,634	(7)	283,444
R.H. “Hank” Holmes, IV	249,873			20.23	01/14/26	6,250	(2)	113,313
	29,605			22.11	02/04/26	5,032	(3)	91,223
									7,547	(6)	136,830
						27,631	(4)	496,055
						14,213	(5)	257,682
									14,213	(7)	257,682
Jerry W. Powell						1,875	(2)	33,994
						1,259	(3)	22,822
									1,887	(6)	34,208
						2,591	(5)	46,975
									2,591	(7)	46,975

(1)	Represents the number of premium stock options granted. The exercise price represents a 15% premium to the market price at the date of grant.
(2)

Represents cash-settled phantom Cadence shares, which track the value of our Class A common stock, granted to our named executive officers under the Cadence Bank 2013 Long-Term Incentive Plan. These cash-settled phantom Cadence shares will vest on April 1, 2020, subject to continued employment through the vesting date and accelerated vesting on a change in control.

(3)	Represents two remaining years of time-based restricted stock unit, which will vest in two equal increments on March 31, 2020 and 2021, subject to continued employment.
(4)	Represents time-based restricted stock units, which will vest in the remaining nine equal quarterly installments beginning on January 15, 2020.
(5)	Represents time-based restricted stock units, which will vest in three equal increments on January 14, 2020, 2021 and 2022.
(6)

Represents performance-based restricted stock units, which will vest on March 31, 2021, subject to continued employment and the achievement of specified performance goals. The amounts reflect target performance level.

(7)

Represents performance-based restricted stock units, which will vest on January 14, 2022, subject to continued employment and the achievement of specified performance goals. The amounts reflect target performance level.

Options Exercises and Stock Vested During Fiscal 2019

The following table provides information with respect to the vesting of equity-based awards in the form of Phantom A Units and time-based restricted stock units held by our named executive officers in 2019. No stock options vested or were exercised in 2019.

	Stock Awards
Name	Number of Phantom A Units Vesting (#)	Value Realized on Vesting ($)
Paul B. Murphy, Jr.	268	478,412
Valerie C. Toalson	80	143,524
Samuel M. Tortorici	161	287,047
R. H. “Hank” Holmes, IV	94	167,444
Jerry W. Powell	40	71,762

Name	Number of Time-Based RSUs Vesting (#)	Value Realized on Vesting ($)
Paul B. Murphy, Jr.	29,380	558,080
Valerie C. Toalson	10,826	205,507
Samuel M. Tortorici	13,904	264,047
R. H. “Hank” Holmes, IV	11,635	220,876
Jerry W. Powell	628	11,649

Pension Benefits During Fiscal 2019

None of our named executive officers participate in defined benefit pension plans.

Nonqualified Deferred Compensation During Fiscal 2019

None of our named executive officers participate in nonqualified deferred compensation plans.

Potential Payments upon a Termination of Employment or Change in Control

Below we have described the severance and other change in control benefits to which our named executive officers would be entitled upon a termination of employment and in connection with a change in control.

Termination of Employment without Cause or Resignation with Good Reason

Employment Agreements with Messrs. Murphy, Tortorici, Holmes and Ms. Toalson

The employment agreements with each of Messrs. Murphy, Tortorici, Holmes and Ms. Toalson provide for severance benefits if we terminate the executive without “cause” or the executive resigns with “good reason” (as each of those terms is defined in the applicable employment agreement), which circumstances we refer to as a “qualifying termination of employment.” Upon a qualifying termination of employment, the executive will be entitled to the following payments and benefits under his or her employment agreement:

•	a lump sum cash payment consisting of accrued but unpaid base salary and unused vacation, which we refer to as the “accrued obligations”;

•	a lump sum cash payment consisting of any earned but unpaid annual incentive payment with respect to a completed fiscal year, which we refer to as the “unpaid incentive payment”;

•

cash severance equal to the product of (a) the sum of (i) the executive’s annual base salary and (ii) the executive’s target incentive payment for the fiscal year in which the termination occurs, and (b) two (one, in the case of Ms. Toalson), payable in 24 equal monthly installments (12 equal monthly installments, in the case of Ms. Toalson);

•

certain life insurance and medical benefits for the executive and his or her dependents for 24 months (12 months, in the case of Ms. Toalson) following the date of termination of employment, which we refer to as the “health and welfare benefits”; and

•

to the extent not paid, any other amounts or benefits that the executive is required to be paid or eligible to receive under any other employee benefit plan of the Company or its affiliates, which we refer to as the “other employee benefits.”

Change of Control Agreement with Mr. Powell

Mr. Powell is not entitled to any compensation or benefits in the event of a qualifying termination of employment prior to a change of control under his change of control agreement.

For purposes of the employment agreements with Messrs. Murphy, Tortorici, Holmes and Ms. Toalson and the change of control agreement with Mr. Powell, “cause” generally means (a) intentional misconduct; (b) fraud, embezzlement, or intentional theft from Cadence (which, for purposes of the employment agreements, means the Company and Cadence Bank); (c) intentional wrongful damage to Cadence’s property; (d) intentional wrongful disclosure of material confidential information, trade secrets, or confidential business processes of Cadence; (e) an act leading to a conviction of (i) a felony or (ii) a misdemeanor involving moral turpitude; (f) willful engagement in illegal conduct or gross misconduct, either of which is demonstrably and not insubstantially injurious to Cadence; or (g) continued refusal to follow lawful directions of the executive’s supervisor (other than any such refusal resulting from incapacity due to physical or mental illness) after a written demand to follow such directions is delivered to the executive by our Board of Directors or Cadence, as applicable, that specifically identifies the manner in which our Board of Directors or Cadence, as applicable, believes the executive has refused to follow such directions.

For purposes of the employment agreements with Messrs. Murphy, Tortorici, Holmes and Ms. Toalson and the change of control agreement with Mr. Powell, “good reason” generally means the occurrence of any of the following without the written consent of the executive: (a) a material and adverse change in the executive’s position or a failure of Cadence to provide the executive with the authorities, responsibilities, and reporting relationships consistent with the executive’s position; (b) a material failure of Cadence to provide any compensation and benefits when due pursuant to the terms of the agreement; (c) a purported termination of the executive by Cadence other than as provided under the terms and conditions of the agreement; (d) a relocation of Cadence’s offices at which the executive is principally employed to a location more than 50 miles from such location, subject to certain exceptions for business travel; (e) a failure of the Company to require a successor to assume the agreement; or (f) Cadence providing a notice of nonrenewal to the executive under the agreement.

Termination of Employment with Cause or Resignation without Good Reason

If we terminate the employment of a named executive officer with “cause,” or the executive resigns without “good reason,” the executive will only be entitled to the accrued obligations and the other employee benefits (each as such term is defined above).

Termination Due to Death or Disability

Employment Agreement with Messrs. Murphy, Tortorici, and Holmes and Ms. Toalson

Under their respective employment agreements, Messrs. Murphy, Tortorici, and Holmes and Ms. Toalson will generally be entitled to the following upon a termination of employment due to death or disability:

•	the accrued obligations;

•	a prorated target incentive payment for the fiscal year in which the termination occurs;

•	in the case of disability, the health and welfare benefits for 12 months following the termination; and

•	the other employee benefits.

The payments and benefits to which each of Messrs. Murphy, Tortorici, and Holmes and Ms. Toalson is entitled upon a termination of employment without cause, with good reason, or due to death or disability (except for the accrued obligations, the unpaid incentive payment, and the other benefits) are subject to his or her execution, delivery, and non-revocation of a release of claims by the executive or the representative of his or her estate in favor of the Company and its affiliates and compliance with the restrictive covenants set forth in the employment agreement.

Change of Control Agreement with Mr. Powell

Mr. Powell is not entitled to any compensation or benefits in the event of his death or disability prior to a change of control under his change of control agreement.

Life Insurance Benefits for Messrs. Murphy, Tortorici, Holmes, and Powell

The Company has entered into a split-dollar life insurance agreement, or bank-owned life insurance agreement, with each of Messrs. Murphy, Tortorici, Holmes and Powell. Under each agreement, the Company has purchased a life insurance policy on the life of each executive, and the executive’s designated beneficiary(ies) will receive a portion of the death benefit under the policy upon the executive’s death.

The death benefit during employment for Messrs. Murphy, Tortorici, Holmes and Powell is $500,000. A term life policy for the same death benefit of $500,000 will be maintained for 24 months following the date of termination of employment after a change of control. In the event of termination of employment due to disability, a life insurance policy for the same death benefit of $500,000 will be maintained for a 12-month period following the date of termination of employment.

Change of Control

Employment Agreement with Mr. Murphy

Under his employment agreement, upon a “change in control” of the Company (as that term is defined in the employment agreement), Mr. Murphy is entitled to receive a lump sum cash payment in an amount equal to the product of (a) the sum of (i) the executive’s then annual base salary plus (ii) the executive’s target incentive payment for the fiscal year in which the change in control occurs, and (b) 3.0. This payment would be in lieu of any cash severance to which Mr. Murphy would otherwise by entitled upon his termination of employment without cause or resignation for good reason on or at any time following a change in control.

Employment Agreement with Messrs. Tortorici and Holmes and Ms. Toalson

Under their respective employment agreements, if Messrs. Tortorici or Holmes or Ms. Toalson experience a qualifying termination of employment within 24 months following a change in control of the Company, the executive will be entitled to the following:

•	the accrued obligations;

•	the unpaid incentive payment;

•

a lump sum cash payment equal to the product of (a) the sum of (i) the executive’s annual base salary plus (ii) the executive’s target incentive payment for the fiscal year in which the termination occurs multiplied by (b) 3.0 (in the case of Mr. Tortorici), 2.5 (in the case of Mr. Holmes), or 2.0 (in the case of Ms. Toalson);

•	the health and welfare benefits; and

•	the other employee benefits.

The payments and benefits to which each of Messrs. Tortorici and Holmes and Ms. Toalson are entitled on a qualifying termination of employment within 24 months following a change in control (except for the accrued obligations, the unpaid incentive payment, and the other benefits) are subject to his or her execution, delivery, and non-revocation of a release of claims in favor of the Company and its affiliates and compliance with the restrictive covenants set forth in the employment agreement.

Change of Control Agreement with Mr. Powell

Under Mr. Powell’s change of control agreement, if Mr. Powell experiences a qualifying termination of employment within 24 months following a change of control of the Company (as that term is defined in the change of control agreement), Mr. Powell will be entitled to the following:

•	the accrued obligations;

•	the unpaid incentive payment;

•	a prorated target incentive payment for the fiscal year in which the termination occurs;

•

a lump sum amount equal to the sum of his annual base salary and average annual bonus (which is defined as the average of the annual bonuses earned for the two full fiscal years preceding the date of the change of control); and

•	the other employee benefits.

The payments and benefits to which Mr. Powell is entitled on a qualifying termination of employment within 24 months following a change of control (except for the accrued obligations and the other benefits) are subject to his execution, delivery, and non-revocation of a release of claims in favor of the Company and its affiliates and compliance with the restrictive covenants set forth in the employment agreement.

In addition, if Mr. Powell’s employment terminates due to his death or disability during the 24 months following a change of control, Mr. Powell (or his estate, as applicable) will be entitled to:

•	the accrued obligations;

•	the unpaid incentive payment; and

•	the other benefits.

Equity Plans

Outstanding equity-based awards (phantom units) granted in 2017 were granted under the 2013 Long-Term Incentive Plan. These grants will become fully vested and non-forfeitable based on an attainment of the performance goals at “target” level in the event that a participant’s employment terminates following a sale of the company. The outstanding equity awards granted in 2018 and 2019 were granted under the Amended and Restated Cadence Bancorporation 2015 Omnibus Incentive Plan. Upon a change in control, time-based restricted stock units granted in 2018 and 2019 continue to vest in accordance with their terms and performance-based restricted stock units are converted into time-based restricted stock units, which cliff vest at the end of the performance period at target unless the Compensation Committee deems, at the time of the change in control, that actual performance warrants a higher payout. If an executive is terminated within one year following the change in control, all unvested awards will immediately vest.

Deferred Compensation Plan

Upon a change in control, our named executive officers will also be entitled to a lump sum distribution of all balances credited to their respective accounts under the Deferred Compensation Plan, which provides that all amounts deferred under the plan will be distributed to participants upon the occurrence of a change in control, regardless of the payment election made by a participant to the contrary.

None of our named executive officers have any unvested balances under the Deferred Compensation Plan.

Quantification of Payments

The following table reflects estimated payments to our named executive officers that may be made upon termination of employment or a change in control. The estimated payments in the table are calculated based on the assumption that the hypothetical termination of employment and the hypothetical change in control each occurred on December 31, 2019.

Name	Scenario	Cash Severance ($)(1)	Time-Based Restricted Stock Units ($)(2)	Performance- Based Restricted Stock Units ($)(2)	Benefits ($)(3)	Total ($)
Paul B. Murphy, Jr.	Qualifying Termination: without Cause or with Good Reason	3,825,000	—	—	47,986	3,872,986

	Death; Disability(4)	—	2,041,565	—	23,993	2,065,558

	Termination with Cause or without Good Reason	—	—	—	—	—

	Qualifying Termination within 24 Months Following Change of Control(5)	5,737,500	2,268,190	859,706	47,986	8,913,383

	Change of Control(5)	5,737,501				5,737,501

Name	Scenario	Cash Severance ($)(1)	Time-Based Restricted Stock Units ($)(2)	Performance- Based Restricted Stock Units ($)(2)	Benefits ($)(3)	Total ($)
Valerie C. Toalson	Qualifying Termination: without Cause or with Good Reason	900,000	—	—	22,319	922,319

	Death; Disability(4)	—	778,058	—	22,319	800,377

	Termination with Cause or without Good Reason	—	—	—	—	—

	Qualifying Termination within 24 Months Following Change of Control(5)	1,800,000	868,708	360,179	22,319	3,051,206

Name	Scenario	Cash Severance ($)(1)	Time-Based Restricted Stock Units ($)(2)	Performance- Based Restricted Stock Units ($)(2)	Benefits ($)(3)	Total ($)
Samuel M. Tortorici	Qualifying Termination: without Cause or with Good Reason	2,200,000	—	—	48,572	2,248,572

	Death; Disability(4)	—	988,422	—	24,286	1,012,708

	Termination with Cause or without Good Reason	—	—	—	—	—

	Qualifying Termination within 24 Months Following Change of Control(5)	3,300,000	1,124,397	437,378	48,572	4,910,347

Name	Scenario	Cash Severance ($)(1)	Time-Based Restricted Stock Units ($)(2)	Performance- Based Restricted Stock Units ($)(2)	Benefits ($)(3)	Total ($)
R. H. “Hank” Holmes, IV	Qualifying Termination: without Cause or with Good Reason	2,000,001	—	—	48,572	2,048,573

	Death; Disability(4)	—	844,970	—	24,286	869,256

	Termination with Cause or without Good Reason	—	—	—	—	—

	Qualifying Termination within 24 Months Following Change of Control(5)	2,500,001	958,282	394,512	48,572	3,901,367

Name	Scenario	Cash Severance ($)(1)	Time-Based Restricted Stock Units ($)(2)	Performance- Based Restricted Stock Units ($)(2)	Benefits ($)(3)	Total ($)
Jerry W. Powell	Qualifying Termination without Cause or Resignation without Good Reason	—	—	—	—	—

	Death; Disability(4)	—	69,797	—	—	69,797

	Termination with Cause or without Good Reason	—	—	—	—	—

	Qualifying Termination within 24 Months Following Change of Control(5)	475,000	103,790	81,182	—	659,973

(1)

The calculation as presented assumes no accrued and unpaid base salary or bonus at the time of termination. As it relates to Messrs. Murphy, Tortorici, and Holmes and Ms. Toalson, such payments are based on base pay at December 31, 2019 and related target bonus. As it relates to Mr. Powell, payments are based on base pay at December 31, 2019 and his average bonus for the preceding two fiscal years.

(2)

The calculation of the value of any vesting of time-based restricted stock units or performance-based restricted stock units is based on a per share price of $18.13. (the closing price of our common stock on the New York Stock Exchange on December 31, 2019). Amounts shown for performance- based restricted stock unit awards granted in 2019 are determined based on an assumed performance achievement level at target. Accelerated vesting of restricted stock unit awards only applies for a qualifying termination occurring during the 12-month period following a change in control.

(3)

Benefits are based on COBRA health continuation coverage rates for the employee based on the type of coverage in effect on December 31, 2019 and life insurance monthly rates for continuation of present coverage and multiplied by the number of months over which the amount would be paid.

(4)

Per the terms of the 2019 restricted stock unit grant, upon the death or disability of the executive, unvested time-based restricted stock units will vest immediately, and unvested performance-based restricted stock units are forfeited. Grants made under the 2013 Long-Term Incentive Plan do not provide for any vesting upon the death or disability of the executive.

(5)

Upon the named executive officer’s termination of employment on account of a change in control under the terms of his or her employment agreement or change in control agreement, the amounts reported could be reduced if such reduced amount would provide a greater value to the named executive officer after taking into account excise taxes imposed under Section 4999 of the Internal Revenue Code and other taxes. For purposes of this table, only the maximum amounts are shown.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following ratio of the median annual total compensation of our employees (excluding our Chief Executive Officer from this median calculation) and the annual total compensation of our Chief Executive Officer, Paul Murphy, Jr.

For 2019, our last completed fiscal year:

The pay ratio below is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions. As a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies, including those within our peer groups and industry as those other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios..

•	The median of the annual total compensation of all employees of our Company (other than our Chief Executive Officer) was $71,557.41; and

•	The total annual compensation of our Chief Executive Officer was $6,445,886, as reported in the Summary Compensation Table above.

Based on this information, for 2019 the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 90.2 to 1. Excluding the one-time special equity grants described above under the 2019 Compensation Highlights, the CEO’s annual total compensation would have been $4,792,435, which would lower the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees to 67.0 to 1.

To identify the median of the annual total compensation of all our employees, we took the following steps:

1.	We identified our median employee based on our employee population as of December 31, 2019.

2.

To identify the “median employee” from our employee population, we compared the wages of our employees as reflected in our payroll records and reported on Form W-2 for 2019. We identified our median employee using this compensation measure, which was consistently applied to all of our employees included in the calculation.

3.	Since all of our employees are located in the United States, as is our Chief Executive Officer, we did not make any cost-of-living adjustments in identifying our “median employee.”

4.

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2019 in accordance with the requirements of the pay ratio rules, resulting in annual total compensation of $71,557.41.

5.

With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our Summary Compensation Table included in this Proxy Statement, as required under the pay ratio rules.

DIRECTOR COMPENSATION

As part of their engagement, we asked Pearl Meyer to provide a comparison of our director compensation program adopted at the time of our IPO with the directors at institutions within our peer group. As a result, we adopted a directors’ compensation program that provides compensation to our non-employee directors at approximately the 68th percentile of our peer group per director and below the 20th percentile for total board cost. This adjusted program was in effect during 2019. Under this program, each of our non-employee directors receives an annual retainer of $125,000 and the Lead Director, Audit Committee Chair and Risk Committee chair receive an additional annual retainer of $15,000, payable quarterly. Directors that presently own at least three times the annual retainer ($375,000) in stock may elect any mix of cash and equity at their discretion. Other directors are required to direct half of their retainer to the purchase of Class A common stock through the Cadence Bancorporation Dividend Reinvestment and Direct Stock Purchase Plan.

Non-employee directors are restricted from transferring, hedging, pledging or disposing of any shares of our common stock that they receive under the directors’ compensation program for one year following receipt of the shares.

The following table sets forth, for the fiscal year ended December 31, 2019, certain information regarding the compensation of each non-employee director of the Company.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Joseph W. Evans	136,250	136,250
J. Richard Fredericks	132,500	132,500
William B. Harrison, Jr.	140,000	140,000
Virginia A. Hepner	132,500	132,500
Precious William Owodunni	93,750	93,750
Marc J. Shapiro	125,000	125,000
Scott M. Stuart	125,000	125,000
Robert Steel[1]	60,000	60,000
Kathy N. Waller	93,750	93,750
Thomas J. Wiley, Jr.	125,000	125,000

[1]	Mr. Steel did not stand for re-election at the 2019 Annual Meeting held on May 8, 2019.

PROPOSAL NO. 2—PROPOSAL TO AMEND OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS BY THE 2023 ANNUAL MEETING OF STOCKHOLDERS

Our Board of Directors periodically reviews the Company’s corporate governance principles and evaluates the Board’s size, structure, composition and functioning, taking into account corporate governance trends, peer practices, the views of our institutional stockholders and the guidelines of proxy advisory firms. After conducting this review and evaluation, our Board has determined that holding annual elections of each of our directors is in the best interests of our stockholders. The Board recognized that a classified board structure may reduce directors’ accountability to stockholders, since such a structure does not enable stockholders to express a view on each director’s performance through an annual vote. The Board is also seeking to eliminate the requirement for a supermajority vote in order for stockholders to amend our By-laws and to eliminate certain obsolete provisions in our Second Amended and Restated Certificate of Incorporation (our “Charter”), as reflected in Proposals 3 and 4, respectively.

Accordingly, our Board has recommended and is seeking stockholder approval of an amendment to our Charter to provide for the phased elimination of the Company’s classified board structure (the “Proposed Declassification Amendment”). Currently, Section VII(C) of our Charter divides the Board into three classes that are elected for three-year terms. The Proposed Declassification Amendment would eliminate the classification of the Board over a three-year period beginning at the 2021 Annual Meeting of Stockholders, at which time each director on the ballot for election would be elected for a one-year term following the expiration of such director’s existing term.

If approved by stockholders at the Annual Meeting, the Proposed Declassification Amendment would be implemented pursuant to the Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Charter”) and would declassify the Board over a three-year period, as follows:

•	Class I directors would be elected at the 2021 Annual Meeting of Stockholders for a one-year term, and they and any successors would stand for re-election at our 2022 Annual Meeting of Stockholders;

•	Class II directors would serve out their current three-year terms, and they and any successors would stand for re-election to a one-year term at our 2022 Annual Meeting of Stockholders; and

•

Class III directors would be elected at this Annual Meeting and serve out their three-year terms, and they and any successors would stand for re-election to a one-year term at the 2023 Annual Meeting of Stockholders.

Beginning at the 2023 Annual Meeting of Stockholders, all directors would be elected annually. If approved by our stockholders, the Third Amended and Restated Charter would become effective upon its filing with the Secretary of State of the State of Delaware, which the Company would file promptly following the Annual Meeting. The Proposed Declassification Amendment would not change the present number of directors or the Board’s authority to increase or decrease the size of the Board or fill any vacancies or newly created director positions. Vacancies that occur during the year may be filled by the Board for the remainder of the full term.

Under our current classified Board structure, directors may only be removed for cause. Section 141(k) of the General Corporation Law of the State of Delaware provides that directors serving on a non-classified board may be removed by stockholders either with or without cause. Accordingly, the Proposed Declassification Amendment also provides that any director elected to serve on the Board at the Annual Meeting or thereafter may be removed from office by the stockholders of the Company, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

This description of the Proposed Declassification Amendment is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Third Amended and Restated Charter attached to this

Proxy Statement as Appendix A, in which we have shown the proposed amendments colored in red, with deletions indicated by strikeouts and additions indicated by underlining. The Company also intends to make certain conforming amendments to the Company’s By-laws if this Proposal 2 is approved. The approval of this Proposal 2 is not conditioned on the approval of Proposal 3 or Proposal 4.

Required Vote

Approval of this Proposal 2 requires the vote of the holders of a majority of the outstanding shares of the Company’s common stock. Abstentions and broker non-votes will be counted toward a quorum for this proposal and will have the same effect as “Against” votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THIS PROPOSAL 2.

PROPOSAL NO. 3—PROPOSAL TO AMEND OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO

ELIMINATE A SUPERMAJORITY VOTE PROVISION

Consistent with our Board’s review of the Company’s corporate governance principles and focus on promoting certain governance best practices, our Board has recommended and is seeking stockholder approval of an amendment to our Charter that would eliminate the requirement for a supermajority vote in order for stockholders to amend the Company’s By-laws and that would replace this requirement with a majority vote standard.

Currently, Article X of our Charter requires the affirmative vote of the holders of at least two-thirds of the shares entitled to vote at an election of directors in order to amend the Company’s By-laws. Our Board recognizes that a majority voting standard for effecting changes to the By-laws enhances our stockholders’ ability to participate in corporate governance and aligns the Company with recognized best practices in corporate governance. The Board also considered the fact that many other public companies have transitioned away from such supermajority voting provisions. This Proposal 3 would be implemented pursuant to the Third Amended and Restated Charter.

If approved by the Company’s stockholders, the Third Amended and Restated Charter reflecting the elimination of the supermajority vote requirement for stockholders to amend the Company’s By-laws would become effective upon its filing with the Secretary of State of the State of Delaware, which the Company would file promptly following the Annual Meeting. As a result, at future meetings of stockholders, the affirmative vote of the holders of at least a majority of the shares entitled to vote at an election of directors would be required to amend the Company’s By-laws.

This description of the proposed amendment to our Charter is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Third Amended and Restated Charter attached to this Proxy Statement as Appendix A, in which we have shown the proposed amendments colored in green, with deletions indicated by strikeouts and additions indicated by underlining. The Company also intends to make certain conforming amendments to the Company’s By-laws if this Proposal 3 is approved. The approval of this Proposal 3 is not conditioned on the approval of Proposal 2 or Proposal 4.

Required Vote

Approval of this Proposal 3 requires the vote of the holders of a majority of the outstanding shares of the Company’s common stock shares. Abstentions and broker non-votes will be counted toward a quorum for this proposal and will have the same effect as “Against” votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THIS PROPOSAL 3.

PROPOSAL NO. 4—PROPOSAL TO AMEND OUR SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO

ELIMINATE OBSOLETE PROVISIONS

Our Board has recommended and is seeking stockholder approval of amendments to our Charter that would eliminate provisions relating to Cadence Bancorp LLC (the “LLC”) and other certain provisions that have become obsolete, including as a result of the LLC no longer owning any shares of the Company’s stock. These provisions:

•

provide the LLC with a right to convert its shares of the Company’s Class A common stock into shares of the Company’s Class B non-voting common stock upon the occurrence of certain events (Section V(B)); and

•

provide that, until such time as the LLC and its affiliates no longer beneficially own a majority of the Company’s Class A common stock, stockholder action may be taken by written consent in lieu of a meeting of the stockholders (Article VI).

Our Board believes that it is in the best interests of our stockholders to eliminate these provisions to avoid potential confusion relating to provisions that are no longer applicable. This Proposal 4 would be implemented pursuant to the Third Amended and Restated Charter.

If approved by the Company’s stockholders, the Third Amended and Restated Charter reflecting the elimination of certain obsolete provisions of the Charter would become effective upon its filing with the Secretary of State of the State of Delaware, which the Company would file promptly following the Annual Meeting.

This description of the proposed amendment to our Charter is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Third Amended and Restated Charter attached to this Proxy Statement as Appendix A, in which we have shown the proposed amendments colored in blue, with deletions indicated by strikeouts and additions indicated by underlining. The Company also intends to make certain conforming amendments to the Company’s By-laws if this Proposal 4 is approved. The approval of this Proposal 4 is not conditioned on the approval of Proposal 2 or Proposal 3.

Required Vote

Approval of this Proposal 4 requires the vote of the holders of a majority of the outstanding shares of the Company’s common stock. Abstentions and broker non-votes will be counted toward a quorum for this proposal and will have the same effect as “Against” votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THIS PROPOSAL 4.

PROPOSAL NO. 5—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires that we provide stockholders with the opportunity to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC (commonly known as “say-on-pay” votes). The compensation of our named executive officers in fiscal 2019 is disclosed in this Proxy Statement, including in the section entitled “Compensation Discussion and Analysis,” the compensation tables and other executive compensation disclosures.

The Compensation Committee believes that compensation of our named executive officers in fiscal 2019 met the objectives of our program, which were to foster long-term business success using a pay-for-performance philosophy intended to encourage performance and growth, to attract and retain experienced executives in a competitive environment and to align our named executive officers’ interests with those of our stockholders.

Stockholders are being asked to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Although your vote is non-binding, the views expressed by stockholders are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Required Vote

Approval of this Proposal 5 requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting. Abstentions and broker non-votes will be counted toward a quorum for this proposal, and abstentions will have the same effect as “Against” votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019 regarding total shares of Class A common stock subject to outstanding stock options and rights and total additional shares available for issuance under our existing equity incentive plans.

	(a)		(b)	(c)
Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	1,602,848	(1)	$20.43	4,104,341
Equity compensation plans not approved by security holders	—		—	—

Total	1,602,848	(1)	—	4,104,341

(1)

Does not include 794,490 outstanding unvested restricted stock units, and does not include 871,523 outstanding performance-based restricted stock units that would be earned if applicable performance goals are satisfied at maximum attainment levels.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” and “Director Compensation” above, the following is a description of each transaction since January 1, 2019, and each proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•

any of our directors (including nominees for election as director), executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees) had or will have a direct or indirect material interest.

Ordinary Banking Relationships

Certain of our officers and directors, as well as their immediate family members and affiliates, are customers of, or have had transactions with, Cadence Bank or the Company in the ordinary course of business. These transactions include deposits, loans, wealth-management products and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than a normal risk of collectability or present other features unfavorable to us. As of the date of this prospectus, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers and directors as well as their immediate family members and affiliates.

Policies and Procedures Regarding Related Party Transactions

Transactions among Cadence Bancorporation, Cadence Bank and any of their other affiliates are subject to a formal written policy, as well as certain regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions between banks and their affiliates) and the Federal Reserve’s Regulation O (which governs certain extensions of credit by banks to the executive officers, directors, principal stockholders (and their related interests) of the bank and its affiliates). We have adopted policies to comply with these regulatory requirements and restrictions.

In addition, our Board of Directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the NYSE concerning related party transactions. Related party transactions are transactions in which we are or will be a participant, the amount involved exceeds or will exceed $120,000 and a related party has or will have a direct or indirect material interest. Related parties of the Company include directors (including immediate family members or persons sharing the household with any of these persons (other than tenants and employees)). Our general counsel, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to the policy. If so, the transaction will be referred to the Nominating and Corporate Governance Committee for approval. In determining whether to approve a related party transaction, the Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies. Our Related Party Transactions Policy is available on our website at www.cadencebancorporation.com, as an annex to our Corporate Governance Guidelines.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires directors, executive officers and greater than 10% beneficial owners of the Company’s common stock to file reports concerning their ownership of and transactions in such common stock. Based on a review of these reports filed by the Company’s officers, directors and stockholders, the Company believes that its officers, directors and stockholders complied with all filing requirements under Section 16(a) of the Exchange Act during fiscal year 2019, except that a late Form 4 was filed on February 4, 2019 by director Scott M. Stuart to report an acquisition of Class A common stock that occurred on October 16, 2018. This Form 4 was filed late due to an inadvertent administrative error.

PROPOSAL NO. 6—RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2019, and the Audit Committee has appointed Ernst & Young LLP as auditors for the Company for the fiscal year ending December 31, 2020. The Board and the Audit Committee recommend that stockholders ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company. The Company’s organizational documents do not require that stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Board believes such ratification is a matter of good corporate practice. If stockholders do not ratify the appointment, the Audit Committee will reconsider its selection but may still retain Ernst & Young LLP. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and afforded an opportunity to make a statement, if they desire to do so, and to be available to respond to questions from stockholders.

Required Vote

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will have the same effect as a vote against ratification.

THE BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board, which consists entirely of directors who meet the independence requirements of applicable SEC regulations and the NYSE listing standards for audit committee members, has furnished the following report:

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America (“GAAP”). The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors and in accordance with the Audit Committee Charter.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with GAAP and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. These matters include the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. Further, the Audit Committee has also discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In performing all these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, as well as the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of the Company’s financial statements to GAAP. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not ensure that the Company’s financial statements are presented in accordance with GAAP, or that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Audit Committee Members

Virginia A. Hepner (Chairperson)

J. Richard Fredericks

Precious W. Owodunni

PRINCIPAL ACCOUNTANT FEES

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual consolidated financial statements at and for each of the last two fiscal years ended December 31, 2019 and 2018, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2019	2018
Audit Fees(1)	$2,499,500	$2,622,500
Audit Related Fees	0	0
Tax Fees(2)	178,284	818,995
All Other Fees(3)	304,785	120,000

Total	$2,982,569	$3,561,495

(1)

Audit fees include fees associated with the annual audit of the Company’s consolidated financial statements and internal controls over financial reporting, reviews of the Company’s quarterly reports on Form 10-Q, statutory audits, SEC filings, registration statements and comfort letters related to offerings.

(2)	Tax fees include fees associated with tax compliance services, including the preparation, review and filing of tax returns, tax advice and tax planning.
(3)	All other fees include fees associated with advisory services related to regulatory compliance reporting and advisory services related to LIBOR transition planning.

The Audit Committee Charter requires the pre-approval of all services to be provided by the Company’s independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has sole authority, without action by the Board, for the review and approval of such services. The Audit Committee has delegated to its Chair the authority to pre-approve audit and permissible tax and non-audit services. Any such approval pursuant to this delegation must be presented to the Audit Committee at its next regular meeting for ratification. All such services were pre-approved by the Audit Committee in accordance with these procedures.

OTHER BUSINESS

As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card intend to vote each proxy, to the extent entitled, in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2021 Annual Meeting of Stockholders must submit their proposals by certified mail, return receipt requested, and must be received by the Secretary at our principal offices in Houston, Texas on or before November 30, 2020, to be eligible for inclusion in our proxy statement and proxy card relating to that meeting. In the event that we hold our 2021 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the Annual Meeting, we will disclose the new deadline by which stockholders’ proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with the Company’s By-laws, proposals of stockholders intended to be presented at the 2021 Annual Meeting of Stockholders (other than director nominations) must be received by the Company’s Secretary no later than February 6, 2021 nor earlier than January 7, 2021, provided that if the 2021 Annual Meeting is held more than 30 days before, or 60 days after, May 7, 2021, such notice must be given by the later of the close of business on the date 120 days prior to the meeting and not later than the close of business on the date 90 days prior to the meeting, or, if the first public announcement of the date of the meeting is less than 100 days prior to the date of the meeting, the tenth day following the date the meeting date is first publicly announced or disclosed.

Furthermore, in order for any stockholder to properly propose any business for consideration at the 2021 Annual Meeting, including the nomination of any person for election as a director, or any other matter raised other than pursuant to Rule 14a-8 of the proxy rules adopted under the Exchange Act, written notice of the stockholder’s intention to make such proposal must be furnished to the Company in accordance with, and including such information required by, the Company’s By-laws. A copy of the Company’s By-laws is available on our website at www.cadencebancorporation.com.

The Nominating and Governance Committee considers nominees recommended by stockholders as candidates for election to the Board using the same criteria as candidates selected by the Nominating and Governance Committee discussed in the section entitled “Proposal No. 1—Election of Directors.” A stockholder wishing to nominate a candidate for election to the Board at an annual meeting is required to give written notice to the Company’s Secretary of his or her intention to make a nomination in accordance with the requirements contained in the Company’s By-laws. Pursuant to the Company’s By-laws, notice of director nominations to be presented at the 2021 Annual Meeting of Stockholders must be received by the Company’s Secretary no later than February 6, 2021 nor earlier than January 7, 2021, provided that if the 2021 Annual Meeting is held more than 30 days before, or 60 days after, May 7, 2021, such notice must be given by the later of the close of business on the date 120 days prior to the meeting and not later than the close of business on the date 90 days prior to the meeting, or, if the first public announcement of the date of the meeting is less than 100 days prior to the date of the meeting, the tenth day following the date the meeting date is first publicly announced or disclosed. If the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, notice of any stockholder nominees to serve as directors for any newly created positions resulting from the increased size may be delivered to the Company’s Secretary no later than the close of business on the tenth day following the day on which such public announcement is first made by the Company. A copy of the Company’s By-laws is available on our website at www.cadencebancorporation.com.

DISTRIBUTION OF CERTAIN DOCUMENTS

This Proxy Statement and the Annual Review of the Company for the fiscal year ended December 31, 2019 (the “2019 Annual Review”) are available at www.cadencebancorporation.com.

The 2019 Annual Review, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, is being made available with this Proxy Statement to our stockholders. Stockholders are referred to the 2019 Annual Review for financial and other information about us. The 2019 Annual Review is not a part of this Proxy Statement.

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our website at www.cadencebancorporation.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including this Proxy Statement, the 2019 Annual Review and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, without charge to any stockholder upon written or verbal request to our Company’s Corporate Secretary at 2800 Post Oak Boulevard, Suite 3800, Houston, Texas 77056.

By order of the Board of Directors,

Jerry W. Powell Executive Vice President, General Counsel and Secretary

A copy of the Company’s 2019 Annual Review is being furnished together with this Proxy Statement. The Company’s 2019 Annual Review does not form any part of the material for the solicitation of proxies.

Appendix A

~~SECOND~~ THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CADENCE BANCORPORATION

Cadence Bancorporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

(1)    The name of the Corporation is Cadence Bancorporation. The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on July 2, 2014 ~~under the name Cadence Bancorporation~~. An amended and restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on July 1, 2015 ~~under the name Cadence Bancorporation~~and April 10, 2017.

(2)    This ~~Second~~ Third Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) and duly approved by the ~~stockholder~~ requisite stockholders of the Corporation ~~in accordance with Sections 228, 242 and 245 of the DGCL, and was filed with the office of the Secretary of State of the State of Delaware on April 10, 2017.~~.

~~(3)This Second~~ (3)     Pursuant to Sections 242 and 245 of the DGCL, this Third Amended and Restated Certificate of Incorporation restates ~~and~~ , integrates and further amends the Certificate of Incorporation of the Corporation~~.~~ (~~4)The text of the~~ as so amended, this “Amended and Restated Certificate of Incorporation ~~of the Corporation is hereby amended and restated~~ ”) to read in its entirety ~~to read~~ as follows:

ARTICLE I

The name of the corporation is Cadence Bancorporation (the “Corporation”).

ARTICLE II

The ~~name and~~ address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

A.    Authorized Capital Stock. The Corporation shall be authorized to issue 650,000,000 shares of capital stock, of which (i) 300,000,000 shares shall be shares of Class A Common Stock, $0.01 par value (the “Class A Common Stock”), (ii) 300,000,000 shares shall be shares of Class B Non-Voting Common Stock, $0.01 par value (the “Class B Non-Voting Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and (iii) 50,000,000 shares shall be shares of Preferred Stock, $0.01 par value (the “Preferred Stock”).

A-1

B.    Common Stock.

(1)    Except as expressly provided herein, the rights, preferences and privileges of the Class A Common Stock and Class B Non-Voting Common Stock shall be in all respects and for all purposes and in all circumstances absolutely and completely identical.

(2)    The holders of the Class A Common Stock and Class B Non-Voting Common Stock shall be entitled to receive an equal amount of dividends per share if, as and when declared from time to time by the Board of Directors of the Corporation (the “Board of Directors”). In no event shall any stock dividends or stock splits or combinations of stock be declared or made on Class A Common Stock or Class B Non-Voting Common Stock unless the shares of Class A Common Stock and Class B Non-Voting Common Stock at the time outstanding are treated equally and identically, provided that, subject to Section B of Article V, in the event of a dividend of Common Stock, shares of Class B Non-Voting Common Stock shall only be entitled to receive shares of Class B Non-Voting Common Stock and shares of Class A Common Stock shall only be entitled to receive shares of Class A Common Stock.

(3)    In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, holders of Class A Common Stock and Class B Non-Voting Common Stock shall be entitled to receive an equal amount per share of all the assets of the Corporation of whatever kind available for distribution to holders of Common Stock, after the rights of the holders of the Preferred Stock have been satisfied.

(4)    Except as otherwise required by law, herein or as otherwise provided in any certificate of designation for any series of Preferred Stock, the holders of Class A Common Stock shall exclusively possess all voting power and each share of Class A Common Stock shall be entitled to one vote, and the holders of the Class B Non-Voting Common Stock shall have no voting power, and shall not have the right to participate in any meeting of stockholders or to have notice thereof, except as required by applicable law and except that any action that would significantly and adversely affect the rights of the Class B Non-Voting Common Stock with respect to the modification of the terms of the securities or dissolution, shall require the approval of the Class B Non-Voting Common Stock voting separately as a class.

C.    Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series the number of shares thereof, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

ARTICLE V

A.    Conversion of Class B Non-Voting Common Stock Upon Transfer. Each share of Class B Non-Voting Common Stock will be convertible into a share of Class A Common Stock at the option of the holder, provided, however, that each share of Class B Non-Voting Common Stock will not be convertible in the hands of the initial holder and will only become convertible at the time it is transferred to a third-party unaffiliated with the initial holder, subject to the transfer restrictions described in this paragraph A. Shares of Class B Non-Voting Common

A-2

Stock may only be transferred through one or more of the following alternatives: (i) to an affiliate of a holder or to the Corporation, (ii) in a widely dispersed public offering, (iii) in a private sale in which no purchaser (or group of associated purchasers) would acquire Class A Common Stock and/or Class B Non-Voting Common Stock in an amount that, after the conversion of such Class B Non-Voting Common Stock into Class A Common Stock, is (or represents) 2% or more of a class of the Corporation’s voting securities or (iv) to a purchaser that would control a majority of the Corporation’s voting securities notwithstanding such transfer. Such conversion shall be effected in accordance with the following procedures:

(1)    The conversion right provided in this paragraph A shall be exercised by the delivery of a written notice (the “Conversion Notice”) of the election by the holder (the “Converting Holder”) of shares of Class B Non-Voting Common Stock to be converted to the office of the transfer agent of the Corporation (the “Transfer Agent”) during normal business hours and (if so required by the Corporation or the Transfer Agent) an instrument of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such Converting Holder or his duly authorized attorney, and funds in the amount of any applicable transfer tax (unless provision satisfactory to the Corporation is otherwise made therefor), if required pursuant to subparagraph (3). In the case of shares of Class B Non-Voting Common Stock that are intended to be sold by a holder thereof either (x) in an offering under an effective registration statement filed by the ~~Company~~ Corporation with the United States Securities and Exchange Commission or (y) in a transaction that complies with Rule 144 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and after which such shares shall no longer be restricted securities under the Exchange Act, the participation in such offering or transaction by the transferee of such shares shall serve as such transferee’s Conversion Notice to the Corporation and the transferee shall receive shares of Class A Common Stock in such transfer.

(2)    As promptly as practicable after the delivery of a Conversion Notice and the payment in cash of any amount required by the provisions of subparagraphs (1) and (3), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the Converting Holder (or, in the case of an underwritten offering, the underwriter or the managing underwriter), a confirmation of book-entry transfer of shares representing the number of fully paid and non-assessable shares of Class A Common Stock issuable upon such conversion, issued in such name or names as the Converting Holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the delivery of the Conversion Notice, and all rights of the Converting Holder shall cease with respect to such shares of Class B Non-Voting Common Stock at such time and the person or persons in whose name or names the shares of Class A Common Stock issued upon conversion are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time; provided, however, that any delivery of a Conversion Notice and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the shares of Class A Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.

(3)    The issuance of shares of Class A Common Stock upon conversion of shares of Class B Non-Voting Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such shares to be issued upon conversion are to be issued in a name other than that of the holder of the share or shares of Class B Non-Voting Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid.

(4)    When shares of Class B Non-Voting Common Stock have been converted into Class A Common Stock pursuant to this Article V.A, they shall automatically be cancelled and become authorized but unissued shares of Class B Non-Voting Common Stock.

A-3

~~B.    Conversion of Class A Common Stock in Certain Circumstances.~~

~~(1)    Effective immediately prior to the occurrence of a Parent Distribution Event, any or all shares of Class A Common Stock held by the Parent Entity will be convertible into an equal number of shares of Class B Non-Voting Common Stock at the option of the Parent Entity to the extent that such shares of Class A Common Stock would otherwise be Transferred in respect of Parent Non-Voting Securities in such Parent Distribution Event.~~

~~(2)    Effective immediately upon the occurrence of a Parent Distribution Event, each share of Class A Common Stock held by the Parent Entity that is to be transferred in such Parent Distribution Event will automatically, without further action by the holder thereof, be converted into a share of Class B Non-Voting Common Stock to the extent that the transfer of such share in the Parent Distribution Event would result in any holder thereof, immediately following such Parent Distribution Event, owning, controlling or having the power to vote in excess of 9.9% of (x) the outstanding shares of Class A Common Stock plus (y) any other class of shares of the Corporation outstanding from time to time entitled to vote generally in the election of directors (collectively, “Voting Stock”), excluding for purposes of determining the number of shares of Voting Stock that a holder owns, controls or has the power to vote any reduction in ownership resulting from transfers by such holder of any shares of Voting Stock.~~

~~(3)    For purposes of this Article V.B.:~~

~~A.    “Parent Entity” shall mean Cadence Bancorp, LLC, a Delaware limited liability company, or any successor thereto.~~

~~B.    “Parent Distribution Event” means any sale, assignment, transfer by bequest, devise or descent, conveyance (including a conveyance in trust), distribution or other transfer or disposition, directly or indirectly, of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (any “Transfer”), of any share of Class A Common Stock held by the Parent Entity immediately prior to such Transfer to a holder of limited liability company units, shares of capital stock or other equity interest of the Parent Entity (including, without limitation, any Transfer in connection with (1) any consolidation or merger involving the Parent Entity and/or the Corporation, to the extent that in connection therewith such share of Class A Common Stock would be Transferred and (2) any liquidation, dissolution or winding up of the Parent Entity, whether voluntary or involuntary, involving the distribution of such share of Class A Common Stock in connection therewith).~~

~~C.    “Parent Non-Voting Securities” means any limited liability company units, shares of capital stock or other equity interest of the Parent Entity that is not entitled to vote generally in the election of directors or managing members of the Parent Entity.~~

~~(4)    The conversion right provided in this Article V.B shall be exercised by the delivery of a notice of the election by the Parent Entity to convert shares of Class A Common Stock (a “Parent Entity Conversion Notice”) to the office of the Transfer Agent during normal business hours and (if so required by the Corporation or the Transfer Agent) an instrument of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such Parent Entity or its duly authorized attorney, and funds in the amount of any applicable transfer tax (unless provision satisfactory to the Corporation is otherwise made therefor), if required pursuant to subparagraph (6).~~

~~(5)    As promptly as practicable after the delivery of a Parent Entity Conversion Notice and the payment in cash of any amount required by the provisions of subparagraphs (4) and (6), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the Parent Entity (or, in the case of an underwritten offering, the underwriter or the managing underwriter), a confirmation of book-entry transfer of shares representing the number of fully paid and non-assessable shares of Class B Non-Voting Common Stock issuable upon such conversion, issued in such name or names as the Parent Entity may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the delivery of the Parent Entity Conversion Notice, and all rights of the Parent Entity shall cease with respect to such shares of Class A Common Stock at such time and the person~~

A-4

~~or persons in whose name or names the shares of Class B Non-Voting Common Stock issued upon conversion are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class B Non-Voting Common Stock at such time; provided, however, that any delivery of a Parent Entity Conversion Notice and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the shares of Class B Non-Voting Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.~~

~~(6)    The issuance of shares of Class B Non-Voting Common Stock upon conversion of shares of Class A Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such shares to be issued upon conversion are to be issued in a name other than that of the holder of the share or shares of Class A Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid.~~

~~(7)    When shares of Class A Common Stock have been converted into Class B Non-Voting Common Stock, they shall automatically be cancelled and become authorized but unissued shares of Class A Common Stock.~~

B.     ~~C.~~Transactions Executed on an Exchange. Nothing in this Article V shall preclude the settlement of any transaction entered into through the facilities of any nationally recognized stock exchange (including any such exchange capable of listing securities not registered under the U.S. federal securities laws). Any transferee in such transaction shall be subject to all of the provisions and limitations set forth in this Article V.

ARTICLE VI

Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and~~, subject to the next sentence,~~ may not be effected by any consent in writing by such stockholders.~~Notwithstanding the foregoing, until such time as Cadence Bancorp, LLC or any of its Affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (collectively, “Cadence Bancorp”) no longer beneficially own at least a majority of the total number of shares of Class A Common Stock outstanding, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by or on behalf of the holders of outstanding Class A Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class A Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.~~

ARTICLE VII

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

A-5

B.    The Board of Directors shall consist of that number of members as shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”).

C.    The Board of Directors shall be ~~and is~~ divided into three classes, ~~as nearly equal in number as possible,~~ designated~~:~~ Class I, Class II and Class III~~. In case of any increase or decrease~~, ~~from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for a term expiring at~~ until the Corporation’s annual meeting of stockholders ~~held in 2018; each director initially appointed to Class II shall serve for a term expiring at the Corporation’s~~ to be held in 2023. Class I directors shall be elected at the annual meeting of stockholders to be held in 2021 for a one-year term, and they and any successors shall stand for re-election at the annual meeting of stockholders to be held in 2022; Class II directors shall serve out their current three-year terms, and they and any successors shall stand for re-election to a one-year term at the annual meeting of stockholders in 2022; Class III directors shall serve out their current three-year terms, and they and any successors shall stand for re-election to a one-year term at the annual meeting of stockholders ~~held in 2019; and each director initially appointed to Class III shall serve for a term expiring at the Corporation’s~~ in 2023. At each annual meeting of stockholders ~~held in 2020; provided, further, that the term of each director shall continue until the election and qualification of his successor and be subject to his~~ commencing with the annual meeting of stockholders to be held in 2023, each director shall be elected for a one-year term, and, from that point forward, each director shall have a one-year term and shall hold office until his or her term expires at the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, subject to his or her earlier death, resignation or removal. So long as the Board of Directors is classified, if the number of directors is changed, any increase or decrease shall be apportioned among the classes in such a manner as the Board of Directors shall determine so as to maintain the number of directors in each class as nearly equal as possible.

D.    Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, ~~except as provided in the Bylaws of the Corporation, and directors~~ and a director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which ~~the~~ his or her term of office ~~of the class to which they have been appointed~~ expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

E.    Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, (i) any director who, ~~or the entire Board of Directors~~prior to the 2020 annual meeting of stockholders, was elected to a three-year term (a “Classified Term”) that continues beyond the date of the 2020 annual meeting of stockholders (a “Classified Director”) may be removed from office during such Classified Term only for cause, and only by the affirmative vote of the holders of a majority of the ~~outstanding~~ shares ~~of Class A Common Stock,~~ then entitled to vote at an election of directors ~~duly called pursuant to the Bylaws of the Corporation~~, and (ii) any director who is not a Classified Director may be removed from office by the stockholders of the Corporation with or without cause by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

F.    In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated

A-6

Certificate of Incorporation, and any ~~Bylaws~~ by-laws adopted by the stockholders; provided, however, that no ~~Bylaws~~ by-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such ~~Bylaws~~ by-laws had not been adopted.

ARTICLE VIII

No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE IX

A.    Each person who was or is a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Article IX is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was at any such time serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful. Such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, that except as provided in paragraph (D) of this Article IX, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

B.    To obtain indemnification under this Article IX, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the

A-7

claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) by a majority vote of the Disinterested Directors (as hereinafter defined) even though less than a quorum, or (ii) by a committee consisting of Disinterested Directors designated by majority vote of such Disinterested Directors even though less than a quorum, or (iii) if there are no Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel (as hereinafter defined) selected by the Board of Directors, in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iv) by a majority vote of the stockholders of the Corporation. In the event that there shall have occurred within two years prior to the date of the commencement of the proceeding for which indemnification is claimed a “Change in Control” (as defined in the Cadence Bancorporation 2015 Omnibus Incentive Plan as in effect as of the date hereof), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Disinterested Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

C.    To the fullest extent authorized by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), each indemnitee shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board of Directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in connection with any proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Article IX or otherwise.

D.    If ~~a~~ (1) a claim for indemnification under paragraph (A) of this Article IX is not paid in full by the Corporation within thirty (30) days after a written claim pursuant to paragraph (B) of this Article IX has been received by the Corporation or ~~if~~ (2) a request for advancement of expenses under this Article IX is not paid in full by the Corporation within twenty (20) days after a statement pursuant to paragraph (C) ~~under~~ of this Article IX~~,~~ and the required undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that , under the DGCL, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required undertaking, if any, has not been tendered to the Corporation), the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

A-8

E.    If a determination shall have been made pursuant to paragraph (B) of this Article IX that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (D) of this Article IX.

F.    The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (D) of this Article IX that the procedures and presumptions of this Article IX are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article IX.

G.    All of the rights conferred in this Article IX, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the Corporation and each indemnitee to whom such rights are extended that vest at the commencement of such indemnitee’s service to or at the request of the Corporation and (x) any amendment or modification of this Article IX that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to such person, and (y) all of such rights shall continue as to any such indemnitee who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such indemnitee’s heirs, executors and administrators.

H.    All of the rights conferred in this Article IX, as to indemnification, advancement of expenses and otherwise , (i) shall not be exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, the ~~Bylaws~~ By-laws of the Corporation, agreement, vote of stockholders or Disinterested Directors or otherwise , both as to action in such person’s official capacity and as to action in another capacity while holding such office , and (ii) cannot be terminated or impaired by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination.

I.    The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (J) of this Article IX, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

J.    The Corporation may, to the extent authorized from time to time by the Board of Directors or the Chief Executive Officer, grant rights to indemnification, and rights to advancement of expenses incurred in connection with any proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.

K.    If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

A-9

L.    For purposes of this Article IX:

(1)    “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2)    “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article IX.

M.    Any notice, request or other communication required or permitted to be given to the Corporation under this Article IX shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

N.    The Corporation hereby acknowledges that a director (a “Director Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by a third party as to which the Director Indemnitee serves as a director, officer or employee other than the Corporation (collectively, the “Secondary Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to such Director Indemnitee are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Director Indemnitee is secondary), and (ii) that it shall be required to advance the full amount of expenses incurred by such Director Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Amended and Restated Certificate of Incorporation or the ~~bylaws~~ By-laws of the Corporation (or any other agreement between the Corporation and such Director Indemnitee), without regard to any rights such Director Indemnitee may have against the Secondary Indemnitors. The Corporation further agrees that no advancement or payment by the Secondary Indemnitors on behalf of such Director Indemnitee with respect to any claim for which such Director Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Secondary Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Director Indemnitee against the Corporation.

ARTICLE X

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the ~~Corporation’s Bylaws, except as provided in~~ By-laws of the Corporation~~’s Bylaws~~. The affirmative vote of at least a majority of the Whole Board shall be required to adopt, amend, alter or repeal the ~~Corporation’s Bylaws. The Corporation’s Bylaws~~ By-laws of the Corporation. The By-laws of the Corporation also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least ~~two-thirds of the voting power~~ a majority of the shares entitled to vote at an election of directors.

ARTICLE XI

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Corporation to the Corporation or to the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or this Amended and Restated Certificate of Incorporation, (d) any action asserting a

A-10

claim related to or involving the Corporation that is governed by the internal affairs doctrine~~,~~ or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).

[Remainder of the page intentionally left blank]

A-11

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this ~~7th~~         day of ~~April~~May , ~~2017~~ 2020.

CADENCE BANCORPORATION

By:
Name: Jerry W. Powell Title: Executive Vice President ~~and~~ – General Counsel and Corporate Secretary

[Signature Page to Second Amended and Restated Certificate of Incorporation]